As filed with the Securities and Exchange Commission on March 29, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11
FOR REGISTRATION
UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

LUMENT FINANCE TRUST, INC.
(Exact Name of Registrant as Specified in its Governing Instruments)

230 Park Avenue, 23rd Floor
New York, NY 10169
(212) 521-6323

(Address, Including Zip Code, and Telephone Number,Including Area Code, of Registrant’s Principal Executive Offices)
James P. Flynn
Chairman of the Board and Chief Executive Officer
LUMENT FINANCE TRUST, INC.
230 Park Avenue, 23rd Floor
New York, NY 10169
(212) 521-6323
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)
With copies to:
Stuart M. Litwin, Esq. David S. Freed, Esq. MAYER BROWN LLP 1221 Avenue of the Americas New York, NY 10020-1001 Tel: (212) 506-2500 Fax: (212) 262-1910	Justin Salon, Esq. MORRISON & FOERSTER LLP 2100 L Street NW, Suite 900 Washington, DC 20037 Tel: (202) 887-1500 Fax: (202) 887-0763
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.   ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	$50,000,000	$5,455
Common Stock., par value $0.01 per share	(3)	(3)

(1)
Estimated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes additional shares of Series A Cumulative Redeemable Preferred Stock that the underwriters have the option to purchase. See “Underwriting.”

(2)
Estimated solely for purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(3)
Represents the maximum number of shares of common stock issuable upon conversion of the Series A Cumulative Redeemable Preferred Stock as described in the prospectus. In accordance with Rule 457(i) under the Securities Act, no registration fee is required because the registrant will not receive any separate consideration for the common stock issuable upon such conversion.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale thereof is not permitted.
SUBJECT TO COMPLETION, DATED MARCH 29, 2021
PRELIMINARY PROSPECTUS
       Shares
    % Series A Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 per share)
We are offering        shares of our    % Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”). This is the original issuance of our Series A Preferred Stock, which has a liquidation preference of $25.00 per share.
Holders of Series A Preferred Stock will be entitled to receive dividends only when, as and if authorized by our Board of Directors and declared by us. We will pay cumulative cash dividends on the Series A Preferred Stock, from the date of original issue, at a rate of    % per annum of the $25.00 liquidation preference per share (equivalent to the fixed annual rate of $      per share). Dividends on the Series A Preferred Stock will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (or if not a business day, on the next succeeding business day). The first dividend on the Series A Preferred Stock will be paid on July 15, 2021 and will be a pro rata dividend from, and including, the original issue date to and including July 15, 2021 in the amount of $      . The Series A Preferred Stock will rank senior to our common stock, $0.001 par value per share, with respect to dividend rights and rights upon our liquidation, dissolution or winding up.
Generally, we are not permitted to redeem the Series A Preferred Stock prior to                 , 2026, except in limited circumstances relating to our ability to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes or pursuant to the special optional redemption described below. On or after                 , 2026, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared) on such Series A Preferred Stock to, but not including, the redemption date. See “Description of Series A Preferred Stock — Optional Redemption.”
In addition, upon the occurrence of a Change of Control/Delisting (as defined herein), we may, at our option, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control/Delisting occurred, by paying $25.00 per share, plus an amount in equal to all accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the redemption date. See “Description of Series A Preferred Stock — Special Optional Redemption.” In addition, upon the occurrence of a Change of Control/Delisting, each holder of Series A Preferred Stock will have the right to convert some or all of such holder’s shares of Series A Preferred Stock into shares of our common stock as described herein under “Description of Series A Preferred Stock — Conversion Right Upon a Change of Control/Delisting,” unless, prior to the Change of Control/Delisting Conversion Date, we have provided notice of our election to redeem all of the Series A Preferred Stock as described herein. If we exercise either our optional redemption right or our right relating to the Series A Preferred Stock, the holders of Series A Preferred Stock will not have the conversion right described below in respect of their shares of Series A Preferred Stock that we call for redemption. Upon the occurrence of a Change of Control/Delisting, as a result of which our common stock and the common securities of the acquiring or surviving entity (or ADRs representing such common securities) are not listed on the New York Stock Exchange (the “NYSE”), the NYSE American LLC (“NYSE American”) or the Nasdaq Stock Market (“NASDAQ”), or listed or quoted on a successor exchange or quotation system, each holder of Series A Preferred Stock will have the right (subject to our right to redeem the Series A Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined herein)) to convert some or all of the Series A Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series A Preferred Stock to be converted equal to the lesser of:
•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

•
     (the “Share Cap”), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus.
The Series A Preferred Stock has no stated maturity and will remain outstanding indefinitely unless redeemed by us or converted by the holders of our Series A Preferred Stock in connection with a Change of Control/Delisting. The shares of Series A Preferred Stock are not subject to mandatory redemption or any sinking fund. Holders of shares of the Series A Preferred Stock will generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances. See “Description of Series A Preferred Stock — Limited Voting Rights.”
We have elected be taxed as a REIT for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2012. To assist us in qualifying as a REIT, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our capital stock, including the Series A Preferred Stock. See “Description of Series A Preferred Stock — Restrictions on Ownership and Transfer” and “Description of Capital Stock — Restrictions on Ownership and Transfer” in this prospectus.
Currently no market exists for the Series A Preferred Stock. We plan to file an application to list the Series A Preferred Stock on the New York Stock Exchange (the “NYSE”) under the symbol “LFTPrA.” If the application is approved, trading of the Series A Preferred Stock is expected to commence within 30 days after the date of initial issuance of the Series A Preferred Stock.
Investing in the Series A Preferred Stock involves a high degree of risk. You should carefully read and consider “Risk Factors” beginning on page 23 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus, for a discussion of the risks that should be considered in connection with your investment in the Series A Preferred Stock.
	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to us	$	$

(1)
The terms of our arrangements with the underwriters are described under the section entitled “Underwriting.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters may also purchase up to an additional        shares of the Series A Preferred Stock from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus solely to cover over-allotments, if any.
The underwriters expect to deliver the Series A Preferred Stock through the facilities of The Depositary Trust Company on or about           , 2021.
Joint Book Running Managers
Piper Sandler Raymond James
The date of this prospectus is            , 2021

You should rely only on the information contained in or incorporated by reference into this prospectus, any free writing prospectus prepared by us or information to which we have referred you. We have not, and the underwriters have not, authorized any dealer, salesperson or other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell shares of the Series A Preferred Stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference into this prospectus and any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

i

FORWARD-LOOKING STATEMENTS
The statements contained or incorporated by reference in this prospectus that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, our statements regarding anticipated growth in our funds from operations and anticipated market and regulatory conditions, our strategic direction, demographics, results of operations, plans and objectives are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
•
the severity and duration of the novel coronavirus (“COVID-19”) pandemic;

•
potential risks and uncertainties relating to the ultimate geographic spread of COVID-19;

•
actions that may be taken by governmental authorities to contain COVID-19 and treat its impact;

•
the potential negative impact of COVID-19 or other public health issues on our business and financial condition and the global economy in general;

•
the general political, economic and competitive conditions in the markets in which we invest;

•
the level and volatility of prevailing interest rates and credit spreads;

•
adverse changes in the real estate and real estate capital markets;

•
difficulty in obtaining financing or raising capital;

•
reductions in the yield on our investments and an increase in the cost of our financing;

•
defaults by borrowers in paying debt service on outstanding indebtedness;

•
adverse legislative or regulatory developments;

•
changes in our business, investment strategies or target assets;

•
increased competition from entities engaged in mortgage lending or investing in our target assets;

•
acts of God such as hurricanes, earthquakes, pandemics such as COVID-19 and other natural disasters, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/or losses to us or to the owners and operators of the real estate securing our investments;

•
deterioration in the performance of the properties securing our investments that may cause deterioration in the performance of our investments and, potentially, principal losses to us;

•
difficulty in redeploying the proceeds from repayment of our existing investments;

•
difficulty in successfully managing our growth, including integrating new assets into our existing systems;

•
changes in authoritative U.S. generally accepted accounting principles (“GAAP”) or policy changes from such standard-setting bodies as the Financial Accounting Board (the “FASB”), the Securities Exchange Commission (the “SEC”), the Internal Revenue Service (the “IRS”), the NYSE or other authorities that we are subject to;

•
the potential unavailability of the London Interbank Offered Rate (“LIBOR”) after December 31, 2021;

•
our qualification as a REIT for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended (the “Code”), and our exclusion from registration as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

•
additional factors, including, but not limited to, those referred to under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus.

Any forward-looking statement made by us speaks only of the date on which we make it. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. Stockholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus and any documents incorporated by reference.
Market data and industry forecasts and projections used in this prospectus and documents incorporated by reference have been obtained from independent industry sources. Forecasts, projections and other forward-looking information obtained from such sources are subject to similar qualifications and uncertainties as other forward-looking statements in this prospectus and documents incorporated by reference.
NON-GAAP FINANCIAL MEASURES
This prospectus contains supplemental financial measures that are not calculated pursuant to GAAP, including Distributable Earnings.
Distributable Earnings is a non-GAAP financial measure which we define as GAAP net income (loss) attributable to holders of our common stock, or, without duplication, owners of our subsidiaries, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation, (ii) incentive compensation payable to our Manager (as defined below), (iii) depreciation and amortization, (iv) any unrealized gains or losses or other similar non-cash items that are included in net income for that applicable repotting period, regardless of whether such items are included in other comprehensive income (loss) or net income (loss), and (v) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items after discussions with our board of directors and approved by a majority of our independent directors.
Distributable Earnings mirrors how we calculate Core Earnings (as defined in our management agreement between our Manager and us) for purposes of calculating the incentive fee payable to our Manager thereunder.
While Distributable Earnings excludes the impact of any unrealized provisions for credit losses, any loan losses are charged off and realized through Distributable Earnings when deemed non-recoverable. Non-recoverability is determined (i) upon the resolution of a loan (that is, when the loan is repaid, fully or partially, or in the case of foreclosures, when the underlying asset is sold), or (ii) with respect to any amount due under any loan, when such amount is determined to be non-collectible.
We believe that Distributable Earnings provides meaningful information to consider in addition to our net income (loss) and cash flows from operating activities determined in accordance with GAAP. We believe Distributable Earnings is a useful financial metric for existing and potential future holders of our common stock as historically, over time, Distributable Earnings has been a strong indicator of our dividends per share. As a REIT, we generally must distribute annually at least 90% of our taxable income, subject to certain adjustments, and therefore we believe our dividends are one of the principal reasons stockholders may invest in our common stock.
Furthermore, Distributable Earnings help us to evaluate our performance excluding the effects of certain transactions and GAAP adjustments that we believe are not necessarily indicative of our current loan portfolio and operations, and is a performance metric we consider when declaring our dividends.
Distributable Earnings does not represent net income (loss) or cash generated from operating activities and should not be considered as an alternative to GAAP net income (loss), or an indication of GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar performance measures, and accordingly, our reported Distributable Earnings may not be comparable to the Distributable Earnings reported by other companies.

CERTAIN DEFINED TERMS
Unless otherwise indicated or unless the context requires otherwise, references in this prospectus to “we,” “our,” “us” and “our company” refer to Lument Finance Trust, Inc., a Maryland corporation, and references in this prospectus to “our Manager” refer to our external manager, OREC Investment Management, LLC, a Delaware limited liability company doing business as Lument Investment Management.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents (other than information furnished rather than filed):
•
our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 15, 2021; and

•
the description of our common stock, which is contained in the registration statement on Form 8-A filed on March 19, 2013.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus. Requests should be directed to Lument Finance Trust, Inc. c/o Lument Investment Management, Attn: Charles Duddy, Managing Director, 230 Park Avenue, 23rd Floor, New York, NY 10169. You should not assume that the information contained or incorporated by reference into this prospectus or any free writing prospectus is accurate as of any date other than the dates specified in those respective documents.

PROSPECTUS SUMMARY
The following summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary does not purport to be complete and does not contain all of the information that you should consider before investing in our Series A Preferred Stock. Before making an investment decision, you should carefully read this entire prospectus and the documents incorporated by reference herein, including the information under the caption “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2020. You should also read the financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference in this prospectus. See “Incorporation by Reference.” Unless otherwise indicated, the information contained in this prospectus assumes that the underwriters’ overallotment option to purchase additional shares of Series A Preferred Stock is not exercised.
Our Company
We are a REIT focused on investing in, financing and managing a portfolio of commercial real estate (“CRE”) debt investments. We primarily invest in transitional floating rate commercial mortgage loans with an emphasis on middle-market multifamily assets. We may also invest in other CRE-related investments including mezzanine loans, preferred equity, commercial mortgage-backed securities, fixed rate loans, construction loans and other CRE debt instruments.
As of December 31, 2020, our mortgage loan investment portfolio consisted of 40 senior secured floating rate loans with an aggregate unpaid principal balance of $547.3 million, collectively having a weighted average coupon of 5.1% and a weighted term to maturity of 3.1 years. As of December 31, 2020, all of the loans in the portfolio benefited from a LIBOR floor, with a weighted average floor of 1.64%. As of December 31, 2020, 89.5% of the portfolio was supported by multifamily assets.
We are externally managed by our manager, OREC Investment Management, LLC (“Manager”). Our Manager is a subsidiary of ORIX Real Estate Capital Holdings, LLC doing business as Lument (“Lument”). Lument is a subsidiary of ORIX Corporation USA (“ORIX USA”), a diversified financial company and a subsidiary of ORIX Corporation (“ORIX”). ORIX is a publicly traded, Tokyo-based international financial services company with assets in excess of $128 billion as of December 2020. In 2020, ORIX was ranked number 292 on Forbes’ Global 2000, a comprehensive list of the world's largest public companies.
We are a Maryland corporation that was formed in March 2012 and commenced operations in May 2012. We have elected to be taxed as a REIT for U.S. federal income tax purposes. On December 28, 2020, we changed our name from “Hunt Companies Finance Trust, Inc.” to “Lument Finance Trust, Inc.” and our common stock began trading on the NYSE under the symbol “LFT.” Previously, our common stock traded on the NYSE under the symbol “HCFT.”
The ORIX Transaction
On January 6, 2020, we announced the entry into a new external management agreement with our Manager and the concurrent mutual termination of our prior management agreement with our prior manager, Hunt Investment Management, LLC (“HIM”). The terms of the new management agreement with our Manager align with the terms of our prior management agreement with HIM in all material respects, including a cap on reimbursable expenses. Pursuant to the terms of the termination agreement with HIM, the termination of the management agreement with HIM did not trigger, and HIM was not paid, a termination fee by us. In connection with the transaction, an affiliate of ORIX USA purchased 1,246,719 shares of our common stock in a private placement at a purchase price of $4.61 per share, resulting in an aggregate capital raise of approximately $5.7 million. As a result of this share purchase, an affiliate of ORIX USA owns approximately 5.0% of our outstanding common stock.
Our Manager
We are externally managed and advised by our Manager. Our Manager implements our business strategy, performs investment advisory services with respect to our assets and is responsible for performing all of our day-to-day operations. Our Manager is an investment adviser registered with the Securities and Exchange

Commission (“SEC”) and is subject to the supervision and oversight of our board of directors and has only such functions and authority as our board of directors delegates to it. Pursuant to a management agreement between us and our Manager, our Manager is entitled to receive a base management fee, an incentive fee and certain expense reimbursements.
2020 Financial and Operating Highlights
Financial and operating highlights for the year ended December 31, 2020 include the following:
•
We believe we successfully navigated the challenging economic environment resulting from the COVID-19 pandemic during 2020. As of December 31, 2020, our loan portfolio was 100% performing with no loan impairments, loan defaults or non-accrual loans and no forbearance requests granted.

•
Our net income attributable to our common stockholders increased from $2.7 million, or $0.11 per share of common stock, in 2019 to $8.4 million, or $0.34 per share of common stock, in 2020. Our Distributable Earnings increased by 22% from $7.6 million, or $0.32 per share of common stock, in 2019 to $9.8 million, or $0.39 per share of common stock, in 2020.

The following table sets forth a reconciliation of our Distributable Earnings to our net income attributable to common stockholders, the most directly comparable GAAP equivalent, for the years ended December 31, 2020 and 2019:
	Fiscal Year ended
	December 31, 2020	December 31, 2019
Net income attributable to common stockholders	$8,434,770	$2,664,098
Realized loss on sale of investments, net	—	709,439
Unrealized gain (loss) on mortgage servicing rights	1,780,528	1,297,579
Unrealized (gain) on multifamily loans held in securitization trusts	—	(694,339)
Recognized compensation expense related to restricted common stock	20,292	8,962
Adjustment for consolidated securities	—	3,269
Adjustment for one-time charges	—	512,115
Adjustment for (provision for) income taxes	(476,248)	(43,523)
Adjustment for deemed dividend related preferred stock redemption	—	3,093,028
Distributable Earnings	$9,759,342	$7,550,628
Weighted average shares outstanding during the period; basic and diluted	24,943,383	23,687,812
Distributable earnings per share; basic and diluted	$0.39	$0.32

•
On September 17, 2020, we announced a dividend increase from $0.075 per share of common stock to $0.085 per share of common stock, a 13.3% increase over the previous quarter. On December 18, 2020, we announced our second consecutive dividend increase from $0.085 per share of common stock to $0.09 per share of common stock, representing a 5.9% increase over the previous quarter. On December 21, 2020, we announced a one-time special cash dividend of $0.04 per share of common stock. On March 15, 2021, we also announced the declaration of a cash dividend of $0.09 per share of common stock with respect to the first quarter of 2021. The dividend is payable on April 15, 2021 to stockholders of record as of the close of business on March 31, 2021.

•
Our book value per share of common stock was $4.56 as of December 31, 2020, which was substantially consistent with our book value per share of common stock of $4.59 as of December 31, 2019.

•
We acquired an aggregate of $57.6 million of transitional commercial mortgage loans and participations in such loans at a weighted average interest rate of LIBOR plus 3.34% during the year ended December 31, 2020.

Our Competitive Strengths
We believe the following competitive strengths distinguish us from our competitors and allow us to compete effectively in the market while generating attractive risk-adjusted returns for our stockholders:
Access to Extensive Loan Origination Platform
We have access to an extensive loan origination platform through our affiliation with Lument, which is a premier national mortgage originator and asset manager with over $15 billion of transaction volume in 2020 and a servicing portfolio in excess of $47 billion as of December 31, 2020. With over 550 employees spanning more than 30+ offices, Lument possess the capabilities to broadly source lending opportunities across the country.
Lument’s originations teams employ a relationship-focused approach to sourcing lending opportunities and focus on speed and certainty of execution for its borrower clients, thereby strengthening Lument’s reputation as a reliable counterparty and encouraging repeat business. Lument has originated over $70 billion of CRE mortgage transactions in its nearly 50 years of continuous operations (inclusive of predecessor companies). With over 897 loans closed totaling approximately $11 billion in 2020, Lument was a top ten non-bank multifamily lender and a top-ranked Federal Housing Administration Multifamily Accelerated Processing (“FHA MAP”) lender. Lument’s combined predecessor companies rank first in U.S. Department of Housing and Urban Development (“HUD”) senior housing and healthcare lending over the past decade, with more than 1,000 closings totaling over $8.6 billion. For 2020, Lument was a top-five Fannie Mae Small Loan Lender and a top-five Freddie Mac SBL lender.
Affiliation with ORIX USA
ORIX USA and its subsidiaries include a team of more than 1,200 employees spanning more than 50 offices across the U.S. and Brazil. ORIX USA and its family of companies have $87 billion of assets under management, administration and servicing as of December 2020. We believe that our Manager’s relationship with a strong, global parent provides us with a competitive advantage over our competitors in providing us with the ability to access a breadth of operational resources including operations oversight, controls and investment infrastructure typically associated with a highly institutionalized, scaled firm. We also benefit from access to ORIX USA’s vast institutional relationships with capital providers, banking counterparties and strategic partners.
Experienced Senior Management Team
Lument’s investment team is comprised of investment professionals who have substantial experience in sourcing, underwriting, structuring, closing, acquiring, managing and syndicating CRE debt investments. We believe that the strength and depth of this investment team, together with our access to ORIX USA’s infrastructure and our proven ability to execute, will allow us to continue to scale our operations and grow our investment portfolio. Lument’s senior management team possesses an average of 23 years of industry experience with significant capabilities in leading public and private real estate companies, as well as specialty finance companies, across multiple economic cycles.
Robust Underwriting and Structuring Capabilities
In connection with our investments, we employ a combination of bottom-up and top-down analyses while remaining cognizant of overriding macro and micro economic factors that influence underwriting. Our investment process is differentiated from our peers because we also utilize a database of proprietary data derived from our sizable servicing portfolio to inform our investment decisions. Our established underwriting, structuring and investment management capabilities are supplemented by the Lument investment team’s extensive experience in the CRE industry, providing multiple perspectives on performance of real estate collateral through credit and interest rate cycles. The industry experience of Lument’s investment team serves as a foundation for thorough screening of investment opportunities, disciplined underwriting procedures, and active portfolio management of the loans in our portfolio. Our risk management process entails proactive monitoring of the properties we lend against, regular contact with the owners and sponsors, property visits, and examination of local market economics, demographics and business trends affecting CRE fundamentals. Lument’s investment team has comprehensive experience in active investment management and advising on restructuring investments. Additionally, our Manager has established rigorous risk management procedures which we believe will benefit our stockholders.
Active and Informed Asset Management
Lument’s asset management team regularly monitors the credit and performance of the loans in our portfolio, proactively identifies property and market issues to manage our risks and reports their findings to our Manager through a monthly review process. This monthly process includes a comprehensive review and presentation of loan, property, market and sponsor information, as applicable, for each loan in our portfolio. In the ordinary course of our business, Lument’s asset management team is in regular contact with borrowers and local market experts, monitoring the performance of the properties we lend against to anticipate issues and enforce our rights and remedies when appropriate.
Strong Performance of In-Place Portfolio
We believe that our current portfolio, which is comprised primarily of floating rate, first mortgage investments collateralized by middle-market multifamily properties, provides a meaningful representation of our investment approach. We have demonstrated strong credit and asset management capabilities during the COVID-19 pandemic. As of December 31, 2020, our loan portfolio was 100% performing with no loan impairments, loan defaults or non-accrual loans and no forbearance requests granted. We believe this is a testament to our rigorous investment underwriting process, disciplined credit culture and ability to execute on our stated business strategy. We believe that the strong current cash flow of our in-place portfolio allows us to generate an attractive dividend for our stockholders. We expect our stockholders to benefit over time as we deploy capital and realize expected economies of scale in our business. We also expect to continue to focus our investment efforts on lending opportunities where we are able to identify high credit quality properties backed by strong sponsors and located in markets exhibiting attractive economic and real estate fundamentals.
Emphasis on Middle-Market Multifamily Assets
Leveraging the Lument platform’s national reach and depth of experience, we believe we are well positioned to be at the forefront of the industry as providers of debt capital to the middle-market multifamily sector, a segment of the market where borrowers and sponsors historically have had the greatest need for customized solutions. We also believe the underlying market fundamentals create a strong driver of demand for middle-market loans.
Attractive Financing Sources
We currently finance our floating rate mortgage investment portfolio primarily through two floating rate CRE collateralized loan obligations (“CLOs”), which provide attractive matched-term financing at a competitive cost of capital relative to other available financing sources and structures available to us. Both of our existing CRE CLOs provide financing through the sale of non-recourse investment grade bonds that are not subject to LIBOR floors. In the future, we expect to continue to seek to opportunistically access financing through the capital markets, warehouse lenders, and strategic capital providers.
Our Market Opportunity
We believe the U.S. CRE credit market presents attractive investment opportunities for non-traditional lenders due to the large size of the market and the diversity of borrowers’ needs. Traditional lenders, particularly banks and aggregators of commercial mortgage-backed securities (“CMBS”), have been constrained due to increased regulatory and rating agency scrutiny. However, long term real estate fundamentals have remained strong due to the continuing improvement in the U.S. economy in recent months as well as the low level of construction activity and delivery of new buildings since the 2007 – 2009 global economic crisis. We believe that all of these factors present a compelling opportunity for non-traditional lenders to capitalize on the favorable trends in the CRE debt markets and that we are well positioned to manage a portfolio of debt investments that will generate attractive risk-adjusted returns to our stockholders.
Large Market with Diverse Borrower Needs
The U.S. CRE credit market is large, with total outstanding loan balances of more than $3.8 trillion as of Q3 2020 as reported by the Mortgage Bankers Association. The lending markets are also diverse, as borrower needs vary, and the required financing formats have been traditionally supplied by different lending communities. The table below shows holders of CRE debt by category.
Source: Mortgage Bankers Associate, Commercial / Multifamily Mortgage Debt Outstanding Q3 2020
For example, those borrowers seeking long-term, fixed-rate financing for stabilized properties have generally sought financing from life insurance companies, government-sponsored enterprises (“GSE”) (i.e., Fannie Mae and Freddie Mac) and CMBS aggregators. Banks have traditionally supplied most of the shorter-term, floating-rate financing required by borrowers seeking structural flexibility (typically for transitional properties and acquisitions), but the current regulatory and market environment may further constrain their lending capacity. We believe that the borrowers seeking more flexible financing represent a material segment of the CRE debt markets and offer the greatest source of investment opportunities for us.
In addition, the U.S. multifamily investment market is highly liquid, with transaction volume exceeding $138 billion in 2020 according to CBRE. While transaction volume declined in 2020 due to the impact of the COVID-19 pandemic, we expect institutional buyers and value-add investors to become more active during 2021, with $148 billion of projected transactions during 2021 per CBRE.

Source: CBRE Research, Real Capital Analytics (historical), Q4 2020
Limited Supply of Financing from Conventional Financing Sources
Despite the strong demand for CRE debt capital, leverage from conventional financing sources remains constrained, creating an opportunity for alternative non-bank lenders to fill the capital gap. The limited supply of CRE debt capital is attributable to a reduction in the number of financial institutions that historically satisfied much of the CRE financing demand, current lending practices that are more conservative than those prior to the economic crisis and a restrictive regulatory environment. Since 2007, more than 2,000 U.S. banks, financial institutions and international lenders, which were among the most active CRE lenders prior to the financial crisis, have left the market, creating a void for transitional floating-rate senior mortgage loans.
Source: Federal Reserve Bank of St. Louis, Q3 2020
Emphasis on Multifamily Investments Provides an Attractive Investment Opportunity
U.S. multifamily assets represent a significant portion of total CRE sales volume. In 2020, according to RCA, total multifamily transaction volumes represented 34% of transaction volume across multifamily, industrial, office, retail and hospitality transactions.
Multifamily vacancy rates have remained relatively stable over the past eight years, and we expect the multifamily housing sector to provide attractive risk-adjusted returns and low volatility during periods of economic uncertainty.

Our Expertise and Focus on Middle-Market Multifamily Assets Provides for a Compelling Advantage
We expect Class B and C multifamily properties to outperform the luxury Class A segment while maintaining lower risk of default over time. Class B and C multifamily renters typically have fewer housing alternatives resulting in relatively high occupancy, lower turnover and lower rent concessions, which typically leads to more stable effective rents. We believe the lack of new development over the past decade has led to constrained supply for non-luxury rental units while cost pressures of rising land prices and construction costs have led to minimal new construction of Class B and C multifamily product as it has become more difficult to construct moderately priced units. We believe that persistently limited new supply within the segment supports strong operating performance across all stages of the real estate cycle.
Source: Federal Reserve Bank of St. Louis
From a demand perspective, demographic trends have led to increased demand for multifamily rental units. As of December 31, 2020, over 60% of households under the age of 35 were renters according to a U.S. Census and American Community Survey. As rising home prices outpace income growth and the average debt burden of renter households continues to climb, many younger renters continue to rent rather than own, which we believe drives demand for affordably priced Class B and C multifamily units. In addition, many baby boomers (individuals born between 1946 and 1964) are choosing rental options to avoid the physical demands and unexpected financial costs of home maintenance. With a rising cost of living and a lack of sufficient retirement savings, large numbers of this demographic are expected to require more moderately priced apartment units.
We believe that continuing constraints on traditional lenders combined with the substantial demand for acquisition and transition loans and strong overall long-term CRE fundamentals present compelling opportunities for non-traditional lenders, such as Lument, to originate high quality investments and generate attractive risk-adjusted returns. We have confidence that our Manager and its seasoned investment team have the experience, industry relationships and institutional expertise to capitalize on such opportunities for the benefit of our stockholders. We believe that access to Lument’s investment team will position us well to be able to evaluate general industry trends, local market dynamics and specific collateral characteristics to identify attractive investment prospects from the large volume of financing opportunities present in the market.
Our Investment Strategy
We invest primarily in transitional floating rate CRE mortgage loans with an emphasis on middle-market multifamily assets. We may also invest in other CRE-related investments including mezzanine loans, preferred equity, commercial mortgage-backed securities, fixed rate loans, construction loans and other CRE debt instruments. We finance our current investments in transitional multifamily and other CRE loans primarily through matched term non-recourse CRE CLOs. We may utilize warehouse repurchase agreements or other forms of financing in the future. Our primary sources of income are net interest income from our investment portfolio and non-interest income from our mortgage loan-related activities. Net interest income represents the interest income we earn on investments less the expense of funding these investments.
Our investments generally have the following characteristics:
•
Sponsors with experience in particular real estate sectors and geographic markets;

•
Located in U.S. markets with multiple demand drivers, such as growth in employment and household formation;

•
Fully funded principal balance greater than $5 million;

•
Loan to Value ratio up to 85% of as-is value and up to 75% of as stabilized value;

•
Floating rate loans tied to one-month U.S. denominated LIBOR or any index replacement; and

•
Three-year term with two one-year extension options.

We believe that our current investment strategy provides for a significant opportunity to achieve attractive risk-adjusted returns for our stockholders over time. However, to capitalize on the investment opportunities at different points in the economic and real estate investment cycle, we may modify or expand our investment strategy. We believe that the flexibility of our strategy, which is supported by the significant CRE experience of Lument and the extensive resources of ORIX USA, will allow us to take advantage of changing market conditions to maximize risk-adjusted returns to our stockholders.
Our Target Investments
Commercial Mortgage Loans.   We intend to continue to focus on selectively acquiring first mortgage loans, with a focus on middle market multifamily assets, sourced by our Manager and its affiliates. These loans are secured by a first mortgage lien on a commercial property, may vary in duration, predominantly bear interest at a floating rate and typically require a balloon payment of principal at maturity. These investments may encompass a whole commercial mortgage loan or may include a participation in a portion of a commercial mortgage loan.
Other Commercial Real Estate-Related Debt Instruments.   We expect to opportunistically originate and acquire other CRE-related debt instruments, subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exclusion or exemption from regulation under the Investment Company Act, including, but not limited to, the following:
Mezzanine Loans.   These are loans made to the owner of a mortgage borrower and are secured by a pledge of the equity interests in the mortgage borrower. These loans are subordinate to a first mortgage loan but senior to the borrower’s equity. These loans may be tranched into senior and junior mezzanine loans, with the junior mezzanine lenders secured by a pledge of the equity in the senior mezzanine borrower. Following a default on a mezzanine loan, and subject to the negotiated terms with the mortgage lender or other senior lenders, the mezzanine lender generally has the right to foreclose on its equity interest in the mortgage borrower and become the owner of the property, directly or indirectly, subject to the lien of the first mortgage loan and any debt senior to it, including any outstanding senior mezzanine debt. In addition, the mezzanine lender typically has additional rights relative to the more senior lenders, including the right to cure defaults under the mortgage loan and any senior mezzanine loan and purchase the mortgage loan and any senior mezzanine loan, in each case under certain circumstances following a default on the mortgage loan. Unlike a B Note holder, the mezzanine lender typically has the authority to administer its own loan, independent from the administration of the mortgage loan.
Preferred Equity.   These are investments subordinate to a mezzanine loan position, if any, but senior to the owners’ common equity. Preferred equity investments typically pay a dividend rather than interest payments, and often provide for the accrual of such dividends if cash flow is insufficient to pay such amounts on a current basis. Preferred equity interests are not secured by the underlying real estate, but upon the occurrence of an issuer’s failure to make payments required by the terms of the preferred equity instrument or certain other specified events of default, the preferred equity holder typically has the right to effectuate a change of control with respect to the ownership of the property, which would include the ability of the preferred equity holder to sell the property to realize its investment. Preferred equity is generally subject to mandatory redemption by the issuer at the end of a specified term.
Secured Real Estate Securities.   These are securities, which may take the form of CMBS or CLOs that are collateralized by pools of CRE debt instruments, often first mortgage loans. The underlying loans are aggregated into a pool and sold as securities to investors. Under the pooling and servicing agreements or indentures that govern the issuance of these securities, the loans are administered by a trustee and servicers, which act on behalf of all investors and distribute the underlying cash flows from the pools of debt instruments to the different classes of securities in accordance with their seniority and ratings.
Miscellaneous Debt Instruments.   This would encompass any other CRE-related debt instruments, if necessary, to maintain our qualification as a REIT for U.S. federal income tax purposes or our exclusion or exemption from regulation under the Investment Company Act.
The allocation of our capital among our target assets will depend on prevailing market conditions at the time we invest and may change over time in response to different prevailing market conditions. In the future, we may invest in assets other than our target assets or change our target assets, in each case subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exclusion or exemption from regulation under the Investment Company Act.
Our Financing Strategy
We use leverage to seek to increase potential returns to our stockholders. We may use non-recourse CRE CLOs, secured revolving repurchase agreements, term loan facilities, warehouse facilities, asset-specific financing structures, capital market issuances and other forms of leverage. As of December 31, 2020, our assets were financed with two matched term, non-recourse CRE CLOs and one senior corporate credit facility.
The goal of our leverage strategy is to enhance asset returns while targeting that, at all times, our leverage ratio is appropriate for the level of risk inherent in the investment portfolio and that each asset class has individual leverage targets that we believe are appropriate. We generally seek, to the extent possible, to match-fund and match-index our investments by minimizing the differences between the duration and indices of our investments and those of our liabilities. We also seek to minimize our exposure to mark-to-market risk.
While our organizational documents and our investment guidelines do not place any limits on the maximum amount of leverage that we may use, our financing facilities require us to maintain particular debt-to-equity leverage ratios. We may change our financing strategy and leverage from time to time without notice to or the consent of our stockholders.
Our Portfolio
Transitional Multifamily and Commercial Real Estate Loans
As of December 31, 2020, our mortgage loan investment portfolio consisted of 40 senior secured floating rate loans with an aggregate unpaid principal balance of $547.3 million, collectively having a weighted average coupon of 5.1% and a weighted term to maturity of 3.1 years. As of December 31, 2020, all of the loans in our mortgage loan investment portfolio benefited from a LIBOR floor, with a weighted average floor of 1.64%. As of December 31, 2020, 89.5% of the portfolio was supported by multifamily assets.
During 2020, we acquired $57.6 million in loans and realized $145.5 million of loan repayments. This activity resulted in net repayments of $87.9 million. The following table details the overall statistics of our loan portfolio as of December 31, 2020:
Loan Type	Unpaid Principal Balance	Carrying Value	Loan Count	Floating Rate Loan %	Weighted Average
					Coupon(1)	Term (Years)(2)
Senior secured loans(3)	$547,345,334	$547,345,334	40	100.0%	5.1%	3.1
	547,345,334	547,345,334	40	100.0%	5.1%	3.1

(1)
Weighted average coupon assumes applicable one-month LIBOR rate of 0.14% as of December 31, 2020 and is inclusive of weighted average LIBOR floors of 1.64%.

(2)
Weighted average term assumes all extension options are exercised by the borrower; provided, however, that our loans may be repaid prior to such date.

(3)
As of December 31, 2020, $531,363,401 of the outstanding senior secured loans were held in consolidated variable interest entities (“VIEs”) and $15,981,933 of the outstanding senior secured loans were held outside these VIEs.

The charts below present the geographic dispersion of our loan portfolio and the property types securing our loan portfolio as of December 31, 2020:
MSRs
As of December 31, 2020, we retained the servicing rights associated with residential mortgage loans having an aggregate principal balance of approximately $191.8 million that we had previously transferred to four residential mortgage loan securitization trusts. The carrying value of these mortgage servicing rights (“MSRs”) at December 31, 2020 was approximately $0.9 million. HIM, our prior external manager, ceased the aggregation of residential mortgage loans in 2016 and other than servicing our existing portfolio, we do not anticipate any residential loan activity going forward.
Investment Guidelines
Under the management agreement with our Manager, our Manager will be required to manage our business in accordance with certain investment guidelines and policies that have been approved by our board of directors, including each of our independent directors. Under these investment guidelines and policies:
•
We will not make an investment that would cause us to fail to qualify as a REIT for U.S. federal income tax purposes.

•
We will not make an investment that would cause us to be regulated as an “investment company” under the Investment Company Act.

•
We are permitted to invest residential mortgage-backed securities, multi-family mortgage-backed securities, commercial mortgage-backed securities, residential mortgage loans, multi-family mortgage loans, CRE mortgage loans, mortgage servicing rights and other mortgage or real estate-related investments.

•
Our Manager may invest the net proceeds of any offerings of our securities in interest-bearing, short-term investments, including money market accounts or funds, that are consistent with our intention to qualify as a REIT for U.S. federal income tax purposes and maintain an exemption from registration under the Investment Company Act.

These investment guidelines may be amended, restated, modified, supplemented or waived by our board of directors (which must include a majority of the independent directors of our board of directors) without the approval of our stockholders.
Our Investment Process
Sourcing
We rely on our Manager and its affiliates to source a consistent pipeline of investment opportunities for our portfolio. Through our relationship with Lument, we have access to a national network of originators with substantial direct relationships with owner/operators, real estate brokers, trading desks and asset originators.
Investment Opportunity Screening
Our Manager and its affiliates routinely review prospective investments and a transaction pipeline, providing representation from production, credit, and senior management. During initial credit committee reviews, our Manager’s teams come to consensus preliminary agreement regarding suitability of proposed investments against clearly defined financing criteria. The evaluation of an investment opportunity incorporates assessments with respect to risk, including, but not limited to, the following factors: concentration within submarket and sponsor, asset ownership and property management experience, sponsor credit worthiness, historical cash flows, local demand drivers, and the borrower’s track record of successful business plan execution with similar assets.
Underwriting
A methodical screening, underwriting, and loan quote process is utilized to ensure credit qualification of our investments. Once an investment opportunity has been identified, the underwriting team begins comprehensive due diligence to develop an investment thesis to support the validity of the opportunity as attractive and suitable based on our assessment of risk. The underwriting and credit teams have a material focus on feasibility and sustainability of stabilized cash flow as well as “last dollar basis” evaluation and exit strategies under various stressed scenarios.
Investment underwriting generally includes, but is not limited to, a detailed review of the following:
Market:   An understanding of market trends enables underwriters to more accurately access current and future cash flow projections.
Property Cash Flow:   Detailed analysis of all property revenue and expenses is essential to underwriting and risk mitigation.
Sponsor:   Assessment of the sponsor focusing on their equity in the transaction, capability to manage the property, and the reputation and integrity of the individuals making financial and asset decisions. Underwriting also regularly engages professional services firms to conduct background checks and legal review of sponsors and identified key persons.
Collateral:   Identification of any physical risks or benefits of the property via physical site inspection and third party inspection professionals.
Investment Approval
The underwriting team presents a comprehensive credit analysis memo regarding the investment to our Manager’s Investment Committee for approval. The memo provides an in-depth overview of the collateral, borrower, due diligence conducted, key financial metrics and analyses, as well as investment considerations and risk mitigants. All investments made by Lument require majority approval of our Manager’s Investment Committee, which is comprised of James Flynn, our Chief Executive Officer and the Chief Executive Officer of Lument, Michael Larsen, our President and the Chief Operating Officer of Lument, as well as other members of Lument’s senior management team.
Investment Allocation Policy
Our Manager may cause us to acquire investments without the consent of the independent members of our board of directors if such an investment qualifies as a pre-approved related party transaction in accordance with our Manager investment allocation policy. This policy provides that if our Manager becomes aware of an investment opportunity that meets certain defined criteria to be considered a “Floating Rate Loan,” then our Manager will allocate such investment to us, subject to available liquidity and good business judgement. According to the allocation policy, a “Floating Rate Loan” is a CRE or multifamily mortgage loan which is floating rate and bridge or transitional in nature but expressly excludes any and all construction loans, tax-exempt financings, solar or other renewable energy lending and loans with maturities of less than one year or greater than five years, in each case, including any extensions thereof.
Closing
As part of the closing process, the deal team will work with outside legal counsel to complete legal due diligence (including title and insurance review) and document each investment. The deal team may, as appropriate, engage third party advisors and/or consultants to conduct an engineering and environmental review of the collateral property.
Asset Management & Portfolio Surveillance
Lument’s asset management team regularly reviews underlying property performance versus underwriting projections at the time a loan is originated and makes efforts to conduct proactive surveillance that identifies potential weaknesses in an investment prior to becoming a realized performance challenge. This process of constant credit evaluation of assets allows our Manager to assess covenant compliance and progression of value accretion as borrowers execute on stated business plans.
As situations may require, Lument’s asset management team will engage in active asset management including review and approval of borrower requests such as loan extensions and modifications, future funding draws, asset recapitalizations, and other variations to a borrower’s business plan or budget. Decisions with respect to these items are typically supported by rigorous financial analysis and extensive discussions with the borrower before asset management provides a recommended course of action.
Our Manager is an affiliate of Lument. A subsidiary of Lument is a Fitch-rated primary servicer with a rating of CPS2 and a commercial special servicer with a rating of CLLSS2-. Per Fitch, the affirmation of the primary servicer rating reflects Lument’s and its predecessor companies’ long history of CRE mortgage servicing experience, particularly for GSE multifamily and healthcare properties. The assignment of a commercial loan level special servicer rating reflects the quality of such factors as: the experience and tenure of Lument’s asset managers, policies and procedures for managing defaulted loans, internal controls, technology, and asset manager experience working out distressed assets and non-performing loans.
Our Manager conducts a regular review of the combined portfolio to assess credit concentrations and performance of key metrics. Such reviews include quarterly stress testing to identify assets with interim cash flow disruption risk or potential credit loss, if any. Additionally, insights developed from the review of the portfolio allow our Manager to tactically adjust origination criteria targets as a means to address portfolio issues.
Summary Risk Factors
Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows, and prospects. You should carefully consider the matters discussed in the “Risk Factors” section of this prospectus and of our Annual Report on Form 10-K for the year ended December 31,

2020, which is incorporated by reference in this prospectus, for factors you should consider before investing in our common stock. Some of these risks include:
Risks Related to Our Investment Strategy and Our Businesses
•
We may be unable to operate our business successfully or generate sufficient revenue to make or sustain distributions to our stockholders.

•
We may change business policies without stockholder approval.

•
Failure to maintain effective internal control over financial reporting could have a material adverse effect on our business.

•
We may not be able to raise sufficient capital to fund our operations due to adverse changes in our credit ratings, or our ability to refinance our existing debt or issue new debt.

•
We may invest or spend the net proceeds for our equity or debt offerings in ways with which our investors may not agree and in ways that may not earn a profit.

•
We are subject to various risks in our floating-rate commercial mortgage loan portfolio, including, but not limited to interest rate risk, prepayment risk and credit risk.

•
The replacement of LIBOR with an alternative reference rate may adversely affect interest expense related to outstanding debt.

•
The current outbreak of COVID-19, or the future outbreak of any other highly infectious or contagious diseases, could adversely impact or cause disruption to our financial.

•
Actions, policy, or key leadership changes in government agencies, or changes to laws or regulations, including those related to tax, accounting, debt, derivatives, government spending, or funding may adversely affect our business, financial condition, results of operations and our ability to make distributions to our stockholders.

Risks Related to Financing and Hedging
•
Our strategy involves leverage, which may amplify losses and there is no specific limit on the amount of leverage we may use.

•
We may incur significant additional debt in the future, which will subject us to increased risk of loss and may reduce cash available for distributions to our stockholders.

•
Lenders generally require us to enter into restrictive covenants relating to our operations.

•
An increase in our borrowing costs relative to the interest that we receive on investments in our mortgage related investments may adversely affect our profitability and cash available for distributions to our stockholders.

•
Our loans and investments may be subject to fluctuations in interest rates that may not be adequately protected, or protected at all, by our hedging strategies

Risks Associated with Our Relationship with Our Manager
•
Our board of directors has approved very broad investment guidelines for our Manager and will not approve each investment and financing decision made by our Manager.

•
We are dependent on our Manager and its key personnel for our success.

•
Our Manager is subject to extensive regulation as an investment advisor, which could adversely affect its ability to manage our business.

Risks Related to Our Organization and Structure
•
Maintenance of our exclusion from the Investment Company Act will impose limits on our business.

•
Loss of our exclusion from regulation pursuant to the Investment Company Act would adversely affect us.

•
Stockholders have limited control over changes in our policies and procedures.

•
Ownership limitations may restrict change of control or business combination opportunities in which our stockholders might receive a premium for their shares.

Tax Risks
•
If we failed to qualify as a REIT, we would be taxed at corporate rates and would not be able to take certain deductions when computing our taxable income.

•
If we failed to qualify as a REIT, we may default on our current financing facilities and be required to liquidate our assets, and we may face delays or inabilities to procure future financing.

•
Complying with REIT requirements may cause us to forgo otherwise attractive opportunities and may require us to dispose of our target assets sooner than originally anticipated.

•
Qualifying as a REIT involves highly technical and complex provisions of the Code.

Our Tax Status
We elected to be taxed as a REIT commencing with our short taxable year ended December 31, 2012, and comply with the provisions of the Code with respect thereto. Accordingly, we are generally not subject to U.S. federal income tax on the REIT taxable income that we currently distribute to our stockholders so long as we maintain our qualification as a REIT. Our continued qualification as a REIT depends on our ability to meet, on a continuing basis, various complex requirements under the Internal Revenue Code relating to, among other things, the source of our gross income, the composition and values of our assets, our distribution levels and the concentration of ownership of our capital stock. Even if we maintain our qualification as a REIT, we may be subject to some U.S. federal, state and local taxes on our income. Taxable income generated by our taxable REIT subsidiary (“TRS”) is subject to regular corporate income tax. See “Material U.S. Federal Income Tax Considerations.”
Our Status Under the Investment Company Act
We conduct our business so as not to become regulated as an investment company under the Investment Company Act. If we were to fall within the definition of an investment company, we would be unable to conduct our business as described in this prospectus. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act also defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, in Section 3(a)(1)(C) of the Investment Company Act are U.S. Government securities and securities issued by majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.
We conduct our business so as not to become regulated as an investment company under the Investment Company Act in reliance on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires us to invest at least 55% of our assets in “mortgages and other liens on and interest in real estate,” or “qualifying real estate interests,” and at least 80% of our assets in qualifying real estate interests plus “real estate-related assets.” We generally rely on guidance published by the SEC or its staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets.
When we acquire (i) 100% of the expected loss exposure and all of the directing certificate holder’s rights in a securitization trust, or (ii) 100% of the subordinated certificates issued by a securitization trust into which we sell loans, which certificates have the sole ability, inter alia, to foreclose against defaulting loans and have all of the interests in the trust’s expected loss disclosure, we may treat the full amount of loans in the trust as qualifying real estate interests. When we acquire less than 100% of the subordinated certificates in a securitization trust (and accordingly have less than 100% of the trust’s expected loss exposure, we will treat our net investment amount in such trust as real estate-related assets.
The foregoing treatments are not based on specific and particular guidance from the SEC staff. Accordingly, there can be no assurance that such treatments, particularly as to the treatment of the loans in a trust described by “(i)” or “(ii)” above as qualified real estate interests and in such amounts as described above, will continue to be appropriate. Additionally, we use our net investment amount in any securitization trust (rather than the amount of loans in such trust) that is not described by “(i)” above when calculating whether we continue to meet the requirements of the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act. If we were required to use the aggregate face amount of loans in any such securitization trust in making such calculation, it is likely that the exclusion would no longer be available to us given the large amount of those loans vis-a-vis our current and expected holdings of other qualifying real estate interests. Similarly, if we were required to use the aggregate face amount of loans in future securitization trusts where we own 100% of the subordinated certificates but do not own the rights, inter alia, to foreclose against defaulting loans, it is likely that the exclusion would no longer be available to us as the aggregate amount of the loans in such securitization trust increases over time. If the SEC or its staff determines that any of these securities are not qualifying real estate interests or real estate-related assets, adopts a contrary interpretation with respect to these securities or otherwise believes we do not satisfy the above exclusions or changes its interpretation of the above exclusions based on our methodology for calculating compliance or otherwise, we could be required to substantially restructure our activities including selling material amounts of our assets and to adopt changes to our investment strategy.
Although we monitor our portfolio for compliance with the Section 3(c)(5)(C) exclusion periodically and prior to each acquisition and disposition, there can be no assurance that we will be able to maintain this exclusion.
To the extent that we elect in the future to conduct our operations through majority owned subsidiaries, such business will be conducted in such a manner as to ensure that we do not meet the definition of investment company under either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act, because less than 40% of the value of our total assets on an unconsolidated basis would consist of investment securities. We intend to monitor our portfolio periodically to insure compliance with the 40% test, to the extent we have made such election. In such case, we would be a holding company which conducts business exclusively through majority owned subsidiaries and we would be engaged in the non-investment company business of our subsidiaries.
Recent Developments
We are in the process of negotiating amendments to our credit and guaranty agreement, dated as of January 19, 2019, by and among us, the guarantors party thereto, Cortland Capital Market Services LLC, as the administrative agent and collateral agent (the “Administrative Agent”) and the lenders party thereto from time to time (as amended from time to time, the “Secured Term Loan”). We may agree to extend the term of the Secured Term Loan, increase the amount of total borrowings and amend certain covenants and financial ratios included therein. We expect that any amendments to the Secured Term Loan would only become effective upon the successful consummation of this offering and the execution of a definitive agreement that amends the Secured Term Loan. We cannot assure you that we will amend the Secured Term Loan on favorable terms or at all. For more information about the Secured Term Loan, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” and Note 7 to our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus.
Corporate Offices and Personnel
Our corporate headquarters are located at 230 Park Avenue, 23rd Floor, New York, NY 10169 and our telephone number is (212) 521-6323. We maintain a website at www.lumentfinancetrust.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus. We have three executive officers, all of whom are employed by an affiliate of our Manager. We have no employees.

THE OFFERING
The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Series A Preferred Stock, see “Description of Series A Preferred Stock” in this prospectus.
Issuer
Lument Finance Trust, Inc., a Maryland corporation.
Securities Offered
     shares of Series A Preferred Stock). We have granted the underwriters an option to purchase up to an additional          shares of our Series A Preferred Stock, less the underwriting discount and an amount per share equal to any dividends or distributions declared by us and payable on the shares of Series A Preferred Stock offered hereby but not payable on such additional shares, within 30 days from the date of this prospectus. We reserve the right to reopen this series and issue additional shares of Series A Preferred Stock either through public or private sales at any time and from time to time.
Use of Proceeds
We estimate that the net proceeds from the sale of the Series A Preferred Stock we will receive from this offering will be approximately $     million (or approximately $     million if the underwriters’ option to purchase additional shares is exercised in full), after deducting underwriting discounts and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering to make investments in our target assets consistent with our investment strategy, including purchasing or originating new commercial mortgage loans or participations therein, and for general corporate purposes. See “Use of Proceeds.”
Ranking
The Series A Preferred Stock will rank, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs:
•
senior to all classes or series of our common stock, and to any other class or series of our capital stock expressly designated as ranking junior to the Series A Preferred Stock;

•
on parity with any future class or series of our capital stock expressly designated as ranking on parity with the Series A Preferred Stock (the “Parity Preferred Stock”), none of which exists on the date hereof;

•
junior to any other class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock, none of which exists on the date hereof; and

•
junior in right of payment to our existing and future debt obligations.

The term “capital stock” does not include convertible or exchangeable debt securities which, prior or subsequent to conversion or exchange, will rank senior in right of payment to the Series A Preferred Stock.
Dividends
Holders of the Series A Preferred Stock will be entitled to receive cumulative cash dividends on the Series A Preferred Stock at a rate of    % per annum of the $25.00 per share liquidation preference (equivalent to the fixed annual amount of $per share). Dividends on the Series A Preferred Stock will be payable to holders quarterly in arrears on or about the 15th day of January, April, July and October of each year (or if not a business day, on the next succeeding business day). The first dividend on the Series A Preferred Stock is scheduled to be paid on July 15, 2021 and will be a pro rata dividend from and including the original issue date to and including July 14, 2021, in the amount of $     per share. The amount of any dividend payable on the Series A Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series A Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our board of directors and declared by us. Accrued dividends on the Series A Preferred Stock will not bear interest.
Liquidation Preference
If we liquidate, dissolve or wind up, holders of shares of the Series A Preferred Stock will be entitled to receive $25.00 per share of the Series A Preferred Stock, plus an amount per share equal to all accrued and unpaid dividends (whether or not authorized or declared) to, but not including, the date of payment, before any distribution or payment is made to holders of shares of our common stock and any other class or series of capital stock ranking junior to the Series A Preferred Stock as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs. We may only issue equity securities ranking senior to the Series A Preferred Stock with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution and winding up if we obtain the affirmative vote of the holders of at least two-thirds of the outstanding Series A Preferred Stock together with each other class or series of Parity Preferred Stock. The rights of holders of shares of the Series A Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of Parity Preferred Stock. As of the date of this prospectus, no shares of Parity Stock are outstanding.
No Maturity, Sinking Fund or Mandatory Redemption
The Series A Preferred Stock has no stated maturity date and is not subject to mandatory redemption or any sinking fund. We are not required to set apart funds to redeem the Series A Preferred Stock. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem the shares at our option or, under limited circumstances where the holders of the Series A Preferred Stock have a conversion right, such holders decide to convert the Series A Preferred Stock into our common stock.
Optional Redemption
We may not redeem the Series A Preferred Stock prior to               , 2026, except with respect to the special optional redemption described below and in limited circumstances relating to our qualification and maintaining our qualification as a REIT as described in “Description of Series A Preferred Stock — Optional Redemption” in this prospectus. On and after            , 2026, we may, at our option, upon not fewer than 30 and not more than 60 days’ written notice, redeem the Series A Preferred Stock in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption, without interest. Any partial redemption will be on a pro rata basis.
Special Optional Redemption
Upon the occurrence of a Change of Control/Delisting (as defined below), we may, at our option, redeem the Series A Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control/Delisting occurred, by paying $25.00 per share, plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the redemption date. If, prior to the Change of Control/Delisting Conversion Date (as hereinafter defined), we have provided or provide notice of our election to redeem the Series A Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series A Preferred Stock will not have the conversion right described below with respect to the shares of Series A Preferred Stock we call for redemption pursuant to such notice.
A “Change of Control/Delisting” is when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:
•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of our company entitling that person to exercise more than 50% of the total voting power of all stock of our company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
•
following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts (“ADRs”) representing such securities) listed on the NYSE, the NYSE American or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Conversion Right Upon a Change of Control/Delisting
Upon the occurrence of a Change of Control/Delisting, each holder of Series A Preferred Stock will have the right (unless, prior to the Change of Control/Delisting Conversion Date, we have provided or provide notice of our election to redeem all of the Series A Preferred Stock) to convert some or all of such holder’s shares of Series A Preferred Stock (the “Change of Control/Delisting Conversion Right”) on the Change of Control/Delisting Conversion Date into a number of shares of our common stock per share of Series A Preferred Stock to be converted, which is equal to the lesser of:
•
the quotient obtained by dividing (i) the sum of (x) the liquidation preference amount of $25.00 per share of Series A Preferred Stock, plus (y) the amount of any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the Change of Control/Delisting Conversion Date (unless the Change of Control/ Delisting Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued but unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as hereinafter defined); and

•
    (i.e., the Share Cap), subject to certain adjustments; subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus.

If, prior to the Change of Control/Delisting Conversion Date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control/Delisting or our optional redemption right, holders of Series A Preferred Stock will not have any right to convert the Series A Preferred Stock in connection with the Change of Control/Delisting Conversion Right and any shares of Series A Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control/ Delisting Conversion Date.

For definitions of “Change of Control/Delisting Conversion Date” and “Common Stock Price,” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control/ Delisting Conversion Date, see “Description of Series A Preferred Stock — Conversion Right Upon a Change of Control/ Delisting.”
Except as provided above in connection with a Change of Control/Delisting, the Series A Preferred Stock is not convertible into or exchangeable for any other securities or property.
Limited Voting Rights
Holders of shares of the Series A Preferred Stock generally will have no voting rights. However, if dividends on the Series A Preferred Stock are in arrears for six or more quarterly periods, whether or not consecutive, the number of directors then constituting our board of directors will be increased by two, and holders of shares of the Series A Preferred Stock (voting separately as a single class together with the holders of the Parity Preferred Stock upon which like voting rights have been conferred and are exercisable (the “Voting Preferred Stock”)) will be entitled to vote, at a special meeting called upon the written request of the holders of at least 10% of such stock or at our next annual meeting and at each subsequent annual meeting of stockholders, for the election of two additional directors to serve on our board of directors (the “Preferred Directors”) until all unpaid dividends with respect to the Series A Preferred Stock and the Parity Preferred Stock have been paid.
In addition, the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock, and the Voting Preferred Stock (voting together as a single class), is required for us to authorize or issue any class or series of capital stock ranking, as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, senior to the Series A Preferred Stock or to amend any provision of our charter so as to materially and adversely affect the terms of the Series A Preferred Stock. Among other things, we may, without the vote of the holders of the Series A Preferred Stock, issue additional shares of any class or series of capital stock ranking on parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up. If the proposed charter amendments would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock disproportionately relative to other classes or series of Parity Preferred Stock, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock, voting separately as a class, is also required.
NYSE Listing
We intend to apply to list the Series A Preferred Stock on the NYSE under the symbol “LFTPrA.” If the application is approved, trading of the Series A Preferred Stock is expected to commence within 30 days after the initial delivery of the Series A Preferred Stock. The underwriters have advised us that they intend to make a market in the Series A Preferred Stock prior to the commencement of any trading on the NYSE, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series A Preferred Stock.
Restrictions on Ownership and Transfer
To assist us in maintaining our qualification as a REIT for federal income tax purposes, among other purposes, we impose restrictions on the ownership and transfer of our capital stock. Our charter provides that generally no person may beneficially or constructively own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number, whichever is more restrictive, of our outstanding shares of common or capital stock. In addition, the articles supplementary establishing the Series A Preferred Stock will provide that generally no person may beneficially or constructively own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of Series A Preferred Stock. See “Description of Series A Preferred Stock — Restrictions on Ownership and Transfer” and “Description of Capital Stock — Restrictions on Ownership and Transfer” in this prospectus.
Transfer Agent and Registrar
The transfer agent and registrar for the Series A Preferred Stock will be American Stock Transfer & Trust Company LLC.
Tax Consequences
Certain material federal income tax considerations of purchasing, owning and disposing of Series A Preferred Stock are summarized in this prospectus under the heading “Material U.S. Federal Income Tax Considerations.”
Risk Factors
Investing in the Series A Preferred Stock involves various risks. Before making a decision to invest in the Series A Preferred Stock, you should read carefully and consider the matters discussed under the caption entitled “Risk Factors” beginning on page 23 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus.
Settlement
We expect that delivery of the Series A Preferred Stock will be made to investors on or about the fifth business day following the date of this prospectus (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of Series A Preferred Stock prior to their delivery will be required, by virtue of the fact that the shares of Series A Preferred Stock initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Series A Preferred Stock who wish to trade the Series A Preferred Stock prior to their date of delivery hereunder should consult their advisors.

RISK FACTORS
An investment in shares of the Series A Preferred Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors and the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus. If any of these risks were to occur, our business, prospects, financial condition, liquidity, and results of operations and our ability to make distributions to our stockholders and achieve our goals could be materially and adversely affected, the value of the Series A Preferred Stock could decline significantly and you could lose all or a part of your investment. Some statements in this prospectus and in the documents incorporated by reference, including statements in the risk factors, constitute forward-looking statements. Please refer to the section entitled “Forward-Looking Statements.”
Risks Related to This Offering
Dividend payments on the Series A Preferred Stock are not guaranteed.
Although dividends on the Series A Preferred Stock are cumulative, our board of directors must approve the actual payment of the distributions. Our board of directors can elect at any time or from time to time, and for an indefinite duration, not to pay any or all accrued distributions. Our board of directors could do so for any reason, and may be prohibited from doing so in the following instances:
•
poor historical or projected cash flows;

•
the need to make payments on our indebtedness;

•
concluding that payment of distributions on the Series A Preferred Stock would cause us to breach the terms of any indebtedness or other instrument or agreement; or

•
determining that the payment of distributions would violate applicable law regarding unlawful distributions to stockholders.

The Series A Preferred Stock is a new issuance with no stated maturity date and does not have an established trading market, which, among other factors, may negatively affect its market value and your ability to transfer or sell your shares.
The Series A Preferred Stock is a new issue of securities with no established trading market. In addition, since the Series A Preferred Stock has no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. We intend to apply to list the Series A Preferred Stock on the NYSE under the symbol “LFTPrA,” but there can be no assurance that the NYSE will accept the Series A Preferred Stock for listing. Even if the application is approved, there is no guarantee that the Series A Preferred Stock will remain listed on the NYSE or any other nationally recognized exchange, that an active trading market on the NYSE for the shares will develop or, even if it develops, that an active trading market will be sustained, in which case the trading price of the shares could be adversely affected and your ability to transfer or sell your shares of Series A Preferred Stock will be limited. If an active trading market does develop or is not sustained on the NYSE, the Series A Preferred Stock may trade at prices lower than the initial offering price. The trading price of the Series A Preferred Stock will depend on many factors, including:
•
prevailing interest rates;

•
the market for similar securities;

•
general economic and financial market conditions;

•
our issuance of debt or preferred equity securities; and

•
our financial condition, results of operations and prospects.

We have been advised by the underwriters that they intend to make a market in the shares of the Series A Preferred Stock, but they are not obligated to do so, and even if they do, may discontinue market-making at any time without notice.

The Series A Preferred Stock ranks junior to our existing and future indebtedness and any class or series of our capital stock we may issue in the future expressly designated as ranking senior to the Series A Preferred, and your interests could be diluted by the issuance of additional shares of preferred stock and by other transactions.
The Series A Preferred Stock will rank junior to all of our existing and future indebtedness, any class or series of our capital stock we may issue in the future expressly designated as ranking senior to the Series A Preferred Stock and to other non-equity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. In the event of our bankruptcy, liquidation or dissolution or the winding-up of our affairs, our assets will be available to pay obligations on the Series A Preferred Stock only after all of our indebtedness and other liabilities have been paid. In addition, the Series A Preferred Stock would effectively rank junior to all indebtedness and other liabilities of any existing or future subsidiaries. Such subsidiaries are or would be separate legal entities and have or will have no legal obligation to pay any amounts to us in respect of dividends due on the Series A Preferred Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series A Preferred Stock then outstanding. We may in the future incur substantial amounts of debt and other obligations that will rank senior to the Series A Preferred Stock.
Our charter currently authorizes the issuance of up to 50,000,000 shares of preferred stock in one or more classes or series. As of the date of this prospectus, we have not issued any shares of preferred stock. Subject to limitations prescribed by Maryland law and our charter, our board of directors is authorized to issue, from our authorized but unissued shares of stock, preferred stock in such classes or series as our board of directors may determine and to establish from time to time the number of shares of preferred stock to be included in any such class or series. The issuance of additional shares of Series A Preferred Stock or other classes or series of preferred stock that rank on parity with the Series A Preferred Stock would dilute the interests of the holders of Series A Preferred Stock, and the issuance of any class or series of our capital stock that ranks senior to the Series A Preferred Stock or the incurrence of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series A Preferred Stock. Other than the limited conversion rights afforded to holders of Series A Preferred Stock upon a Change of Control/Delisting as described in this prospectus under the heading “Description of Series A Preferred Stock — Conversion Right Upon a Change of Control/Delisting,” none of the provisions relating to the Series A Preferred Stock contain any terms relating to or limiting our indebtedness or affording the holders of Series A Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets, so long as the rights of the holders of Series A Preferred Stock are not materially and adversely affected.
The Change of Control/Delisting conversion feature of the Series A Preferred Stock may not adequately compensate you and may make it more difficult for a third party to take over our company or discourage a third party from taking over our company.
Upon the occurrence of a Change of Control/Delisting, holders of the Series A Preferred Stock will have the right (unless, prior to the Change of Control/Delisting Conversion Date, we have provided or provide notice of our election to redeem the Series A Preferred Stock) to convert some or all of their Series A Preferred Stock into shares of our common stock (or equivalent value of alternative consideration). See “Description of Series A Preferred Stock — Conversion Right Upon a Change of Control/Delisting.” Upon such a conversion, the holders will be limited to a maximum number of shares of our common stock equal to the Share Cap multiplied by the number of shares of Series A Preferred Stock converted. If the Common Stock Price is less than $      (which is    % of the per-share closing sale price of our common stock reported on the NYSE on                 , 2021), subject to adjustment, the holders will receive a maximum of           shares of our common stock per share of Series A Preferred Stock, which may result in a holder receiving a value that is less than the liquidation preference of the Series A Preferred Stock.
In addition, the Change of Control/Delisting conversion feature of the Series A Preferred Stock may have the effect of discouraging a third party from making an acquisition proposal for our company or of delaying, deferring or preventing certain change of control transactions of our company under circumstances that stockholders may otherwise believe is in their best interests.
Market interest rates and other factors may have an effect on the value of the Series A Preferred Stock.
One of the factors that will influence the price of the Series A Preferred Stock will be the dividend yield on the Series A Preferred Stock (as a percentage of the price of the Series A Preferred Stock, as applicable)

relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Series A Preferred Stock to expect a higher dividend yield and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Thus, higher market interest rates could cause the market price of the Series A Preferred Stock to decrease.
Holders of the Series A Preferred Stock will be subject to inflation risk.
Inflation is the reduction in the purchasing power of money resulting from the increase in the price of goods and services. Inflation risk is the risk that the inflation-adjusted, or “real,” value of an investment in preferred stock or the income from that investment will be worth less in the future. As inflation occurs, the real value of the Series A Preferred Stock and dividends payable on such shares declines.
As a holder of Series A Preferred Stock you have extremely limited voting rights.
Your voting rights as a holder of shares of Series A Preferred Stock will be extremely limited. Our common stock is the only class or series of our stock carrying full voting rights. Voting rights for holders of shares of Series A Preferred Stock exist primarily with respect to the ability to elect two additional directors in the event that dividends for six quarterly dividend periods (whether or not consecutive) payable on the Series A Preferred Stock are in arrears, and with respect to voting on amendments to our charter that materially and adversely affect the rights of the Series A Preferred Stock or that create additional classes or series of preferred stock that are senior to the Series A Preferred Stock. See “Description of Series A Preferred Stock — Limited Voting Rights.” Other than the limited circumstances described in this prospectus, holders of Series A Preferred Stock will not have voting rights.
Our charter contains, and the articles supplementary establishing the Series A Preferred Stock will contain, restrictions upon ownership and transfer of the Series A Preferred Stock, which may impair the ability of holders to acquire the Series A Preferred Stock.
Our charter contains, and the articles supplementary establishing the Series A Preferred Stock will contain, restrictions on ownership and transfer of the Series A Preferred Stock intended to assist us in maintaining our qualification as a REIT for federal income tax purposes. For example, to assist us in qualifying as a REIT, the articles supplementary establishing the Series A Preferred Stock will provide that generally no person may beneficially or constructively own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of Series A Preferred Stock. See “Description of Series A Preferred Stock — Restrictions on Ownership and Transfer” in this prospectus. You should consider these ownership limitations prior to your purchase of the Series A Preferred Stock. The restrictions could also have anti-takeover effects and could reduce the possibility that a third party will attempt to acquire control of us, which could adversely affect the market price of the Series A Preferred Stock.
Our ability to pay dividends or redeem shares is limited by the requirements of Maryland law and the provisions of our Secured Term Loan.
Our ability to pay dividends on the Series A Preferred Stock or redeem shares is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation generally may not make a distribution (including a dividend or redemption) if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter provides otherwise (which our charter does not), the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Notwithstanding that limitation, a Maryland corporation may make a distribution from the net earnings of the corporation for the fiscal year in which the distribution is made or the preceding fiscal year or the sum of the net earnings for the preceding eight fiscal quarters. Accordingly, we generally may not make a distribution on the Series A Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding, if any, with preferences senior to those of the Series A Preferred Stock, or unless sufficient net earnings are available. Any dividends or redemption payments may be delayed or prohibited as a result of the provisions of Maryland law.
In addition, our Secured Term Loan prohibits us from making distributions to our stockholders, or redeeming, or otherwise repurchasing shares of our capital stock, including the Series A Preferred Stock, after the occurrence and during the continuance of an event of default, except in limited circumstances including as necessary to enable us to maintain our qualification as a REIT under the Code. Consequently, after the occurrence and during the continuance of an event of default under our Secured Term Loan, we may not be able to pay all or a portion of the dividends payable to the holders of our Series A Preferred Stock or redeem all or a portion of our Series A Preferred Stock.
The Series A Preferred Stock has not been rated.
The Series A Preferred Stock has not been rated by any nationally recognized statistical rating organization, which may negatively affect its market value and your ability to sell such shares. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series A Preferred Stock. In addition, we may elect in the future to obtain a rating of the Series A Preferred Stock, which could adversely impact the market price of the Series A Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward, placed on negative outlook or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series A Preferred Stock.
If our common stock is delisted, your ability to transfer or sell your shares of the Series A Preferred Stock may be limited and the market value of the Series A Preferred Stock will be materially adversely affected.
Other than in connection with certain change of control transactions, the Series A Preferred Stock does not contain provisions that protect you if our common stock is delisted. Since the Series A Preferred Stock has no stated maturity date, you may be forced to hold your shares of the Series A Preferred Stock and receive stated dividends on the stock when, as and if authorized by our board of directors and declared by us with no assurance as to ever receiving the liquidation preference. In addition, if our common stock is delisted, it is likely that the Series A Preferred Stock will be delisted as well. Accordingly, if our common stock is delisted, your ability to transfer or sell your shares of the Series A Preferred Stock may be limited and the market value of the Series A Preferred Stock will be materially adversely affected.
We may be unable to invest a significant portion of the net proceeds from this offering on acceptable terms.
Delays in investing the net proceeds from this offering may impair our performance. We cannot assure you that we will be able to identify any target assets consistent with our investment strategy or that any investment that we make will produce a positive return. We may be unable to invest the net proceeds from this offering on acceptable terms within the time period that we anticipate or at all. Moreover, we will have significant flexibility in investing the net proceeds from this offering and may use the net proceeds from this offering in ways with which investors may not agree.
Future offerings of debt securities or shares of our capital stock expressly designated as ranking senior to our Series A Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up may adversely affect the market price of our Series A Preferred Stock.
If we decide to issue debt securities or shares of our capital stock expressly designated as ranking senior to our Series A Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable debt securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Series A Preferred Stock and may result in dilution to owners of our Series A Preferred Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt securities or shares of our capital stock expressly designated as ranking senior to our Series A Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Accordingly, holders of our Series A Preferred Stock bear the risk of our future offerings reducing the market price of our Series A Preferred Stock and diluting the value of their stock holdings in us.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the Series A Preferred Stock we will receive from this offering will be approximately $      million (or approximately $      million if the underwriters’ option to purchase additional shares is exercised in full), after deducting underwriting discounts and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering to make additional investment in our target assets consistent with our investment strategy, including purchasing or originating new commercial mortgage loans or participations therein, and for general corporate purposes.
Prior to such uses, we may invest the net proceeds of the offering in interest-bearing short-term investments that are consistent with our intention to qualify as a REIT. Any interest-bearing short-term investment we make likely will provide a lower net return than the commercial mortgage loans that we intend to originate.

DESCRIPTION OF SERIES A PREFERRED STOCK
The following summary of the material terms and provisions of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to our charter, including the articles supplementary setting forth the terms of the Series A Preferred Stock, a form of which is attached as an exhibit to the registration statement of which this prospectus is a part, and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find Additional Information.”
General
We are authorized to issue up to 50,000,000 shares of preferred stock, $0.01 par value per share, in one or more series, with such designations, powers, preferences and rights of the shares of each series of each class and the qualifications, limitations or restrictions thereon, including, but not limited to, dividend rate or rates, conversion rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences, as our board of directors may determine, without any further vote or action by our stockholders.
Prior to the closing of this offering, our board of directors or a duly authorized committee thereof will classify                 shares of our authorized but unissued preferred stock as, and will approve articles supplementary setting forth the terms of a series of our preferred stock designated as the    % Series A Cumulative Redeemable Preferred Stock. Our board of directors may authorize the issuance and sale of additional shares of Series A Preferred Stock from time to time without the approval of the holders of Series A Preferred Stock.
Listing
We intend to apply to list the Series A Preferred Stock on the NYSE under the symbol “LFTPrA.” If the application is approved, trading of the Series A Preferred Stock is expected to commence within 30 days after the initial delivery date of the Series A Preferred Stock. See “Underwriting” in this prospectus for a discussion of the expected trading of the Series A Preferred Stock on the NYSE.
Ranking
The Series A Preferred Stock will rank, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs:
•
senior to all classes or series of our common stock, and to any other class or series of our capital stock expressly designated as ranking junior to the Series A Preferred Stock;

•
on parity with any future class or series of our capital stock expressly designated as ranking on parity with the Series A Preferred Stock, none of which exists on the date hereof; and

•
junior to any other class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock, none of which exists on the date hereof.

The term “capital stock” does not include convertible or exchangeable debt securities, none of which are outstanding as of the date hereof, which, prior to conversion or exchange, will rank senior in right of payment to the Series A Preferred Stock. The Series A Preferred Stock will also rank junior in right of payment to our existing and future debt obligations.
Dividends
Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series A Preferred Stock with respect to dividend rights, holders of shares of the Series A Preferred Stock will be entitled to receive, when, as and if authorized by our board of directors and declared by us out of funds legally available for the payment of dividends, cumulative cash dividends on the Series A Preferred Stock at the rate of    % per annum of the $25.00 per share liquidation preference (equivalent to the fixed annual amount of $      per share of the Series A Preferred Stock).
Dividends on the Series A Preferred Stock will accrue and be cumulative from and including the date of original issue and will be payable to holders quarterly in arrears on or about the 15th day of January, April,

July and October of each year (or if such day is not a business day, on the next succeeding business day). The term “business day” means each day, other than a Saturday or a Sunday, which is not a day on which banks in New York, New York are authorized or required to close.
The amount of any dividend payable on the Series A Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. A dividend period is the respective period commencing on and including the 15th day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding dividend period (other than the initial dividend period and the dividend period during which any shares of Series A Preferred Stock shall be redeemed). Dividends will be payable to holders of record as they appear in our stock records at the close of business on the applicable record date. The record date for the Series A Preferred Stock will be the first day of each January, April, July or October immediately preceding the applicable dividend payment date or, if such day is not a business day, on the immediately succeeding business day.
The first dividend on the Series A Preferred Stock is scheduled to be paid on July 15, 2021 and will be a pro rata dividend from and including the original issue date to and including July 14, 2021, in the amount of $      per share.
Dividends on the Series A Preferred Stock will accrue whether or not:
•
we have earnings;

•
there are funds legally available for the payment of those dividends; or

•
those dividends are authorized by our board of directors or declared by us.

Except as described in the next two paragraphs, unless full cumulative dividends on the Series A Preferred Stock for all past dividend periods that have ended shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:
•
declare and pay or declare and set apart for payment of dividends, and we will not declare and make any distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock or shares of any other class or series of our capital stock ranking, as to dividends, on parity with or junior to the Series A Preferred Stock, for any period; or

•
redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any common stock or shares of any other class or series of our capital stock ranking, as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, on parity with or junior to the Series A Preferred Stock.

The foregoing sentence, however, will not prohibit:
•
dividends payable solely in shares of capital stock ranking, as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, junior to the Series A Preferred Stock;

•
the conversion into or exchange for other shares of any class or series of our capital stock ranking junior to the Series A Preferred Stock as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

•
our purchase of shares of Series A Preferred Stock or any other class or series of capital stock ranking, as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, on parity with or junior to the Series A Preferred Stock pursuant to our charter to the extent necessary to preserve our qualification as a REIT as discussed under “— Restrictions on Ownership and Transfer;” and

•
our purchase of shares of any other class or series of capital stock ranking on parity with the Series A Preferred Stock as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

When we do not pay dividends in full (and do not set apart a sum sufficient to pay them in full) on the Series A Preferred Stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock, we will declare any dividends upon the Series A Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock pro rata, so that the amount of dividends declared per share of Series A Preferred Stock and such other class or series of capital stock will in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other class or series of capital stock (which will not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.
Holders of shares of Series A Preferred Stock are not entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series A Preferred Stock as described above. Any dividend payment made on the Series A Preferred Stock will first be credited against the earliest accrued but unpaid dividends due with respect to those shares which remain payable. Accrued but unpaid dividends on the Series A Preferred Stock will accrue as of the dividend payment date on which they first become payable.
We do not intend to declare dividends on the Series A Preferred Stock, or pay or set apart for payment dividends on the Series A Preferred Stock, if the terms of any of our agreements, including any agreements relating to our indebtedness, prohibit such a declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends will be authorized by our board of directors and declared by us or paid or set apart for payment if such authorization, declaration or payment is restricted or prohibited by law.
Our Secured Term Loan prohibits us from making or declaring any dividend or other payment or distribution in respect of any interest of any class of our equity securities, including the Series A Preferred Stock, after the occurrence and during the continuance of an event of default, except in limited circumstances including as necessary to enable us to maintain our qualification as a REIT under the Code. Consequently, after the occurrence and during the continuance of an event of default under our Secured Term Loan, we may not be able to pay all or a portion of the dividends payable to the holders of our Series A Preferred Stock.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to holders of shares of our common stock or any other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to the Series A Preferred Stock, holders of shares of Series A Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $25.00 per share of Series A Preferred Stock, plus an amount per share equal to all accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date of payment. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of any other classes or series of our capital stock ranking, as to rights in the distribution of assets upon our liquidation, dissolution or winding up, on parity with the Series A Preferred Stock, then holders of shares of Series A Preferred Stock and such other classes or series of our capital stock ranking, as to rights in the distribution of assets upon our liquidation, dissolution or winding up, on parity with the Series A Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
Holders of shares of Series A Preferred Stock will be entitled to written notice of any distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of our affairs not less than 30 days and not more than 60 days prior to the distribution payment date. After payment of the full amount of the liquidating distributions to which they are entitled, holders of shares of Series A Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs and no such advance notice will be required. See “— Conversion Right Upon a Change of Control/Delisting” below for information about conversion of the Series A Preferred Stock in the event of a change of control of our company.
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our capital stock or otherwise, is permitted under the Maryland General Corporation Law (“MGCL”), amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series A Preferred Stock will not be added to our total liabilities.
Optional Redemption
Except with respect to our special optional redemption right described below and in certain limited circumstances relating to our qualification and maintaining our qualification as a REIT as described in “— Restrictions on Ownership and Transfer,” we may not redeem the Series A Preferred Stock prior to 2026. On and after    ,            , 2026, we may, at our option, upon not fewer than 30 and not more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption, without interest, to the extent we have funds legally available for that purpose.
If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be redeemed will be redeemed pro rata (as nearly as may be practicable without creating fractional shares) by lot, or by any other equitable method that we determine will not violate the 9.8% Series A Preferred Stock ownership limit. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series A Preferred Stock, other than a holder of Series A Preferred Stock that has received an exemption from the ownership limit, would have actual, beneficial or constructive ownership of more than 9.8% of the issued and outstanding shares of Series A Preferred Stock by value or number of shares, whichever is more restrictive, because such holder’s shares of Series A Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in our charter, we will redeem the requisite number of shares of Series A Preferred Stock of such holder such that no holder will own in excess of the 9.8% Series A Preferred Stock ownership limit subsequent to such redemption. See “— Restrictions on Ownership and Transfer” below. In order for their shares of Series A Preferred Stock to be redeemed, holders must surrender their shares at the place, or in accordance with the book-entry procedures, designated in the notice of redemption. Holders will then be entitled to the redemption price of $25.00 per share plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared) payable upon redemption following surrender of the shares as detailed below. If a notice of redemption has been given (in the case of a redemption of the Series A Preferred Stock other than to qualify or preserve our qualification as a REIT), if the funds necessary for the redemption have been set apart by us in trust for the benefit of the holders of any shares of Series A Preferred Stock called for redemption and if irrevocable instructions have been given to pay the redemption price of $25.00 per share plus an amount equal to all accrued but unpaid dividends, then from and after the redemption date, dividends will cease to accrue on such shares of Series A Preferred Stock and such shares of Series A Preferred Stock will no longer be deemed outstanding. At such time, all rights of the holders of such shares will terminate, except the right to receive the redemption price plus an amount equal to all accrued but unpaid dividends payable upon redemption, without interest. So long as no dividends are in arrears and subject to the provisions of applicable law, we may from time to time repurchase all or any part of the Series A Preferred Stock, including the repurchase of shares of Series A Preferred Stock in open-market transactions and individual purchases at such prices as we negotiate, in each case as duly authorized by our board of directors.
Unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are authorized, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods that have ended, no shares of Series A Preferred Stock will be redeemed pursuant to the optional redemption right or the special optional redemption right described below under “— Special Optional Redemption,” unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and we will not purchase or otherwise acquire, directly or indirectly, any shares of

Series A Preferred Stock or any class or series of our capital stock ranking, as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, on parity with or junior to the Series A Preferred Stock (except by conversion into or exchange for our capital stock ranking junior to the Series A Preferred Stock as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up); provided, however, that whether or not the requirements set forth above have been met, we may purchase shares of Series A Preferred Stock or any other class or series of capital stock ranking, as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, on parity with or junior to the Series A Preferred Stock pursuant to our charter to the extent necessary to ensure that we meet the requirements for qualification as a REIT for federal income tax purposes, and we may purchase or acquire shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock. See “— Restrictions on Ownership and Transfer” below.
Notice of redemption will be mailed, postage prepaid, not less than 30 days nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on our stock transfer records as maintained by our transfer agent named in “— Transfer Agent and Registrar.” No failure to give such notice or any defect therein or in the mailing thereof will affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given; provided that, notice given to the last address of record will be deemed to be valid notice. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, each notice will state:
•
the redemption date;

•
the redemption price;

•
the number of shares of Series A Preferred Stock to be redeemed;

•
the place or places where the certificates, if any, representing shares of our Series A Preferred Stock are to be surrendered for payment of the redemption price;

•
procedures of The Depository Trust Company (“DTC”) for surrendering shares of Series A Preferred Stock for payment of the redemption price;

•
that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on such redemption date; and

•
that payment of the redemption price plus an amount equal to all accrued but unpaid dividends will be made upon presentation and surrender of such Series A Preferred Stock in compliance with DTC’s procedures.

If fewer than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed or the method for determining such number.
Any such redemption may be made conditional on such factors as may be determined by our board of directors and as set forth in the notice of redemption.
We are not required to provide such notice in the event we redeem Series A Preferred Stock in order to qualify or maintain our status as a REIT.
If a redemption date falls after a dividend record date and on or prior to the corresponding dividend payment date, each holder of shares of the Series A Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date and each holder of shares of Series A Preferred Stock that surrenders such shares on such redemption date will be entitled to an amount equal to the dividends accruing after the end of the applicable dividend period, up to, but not including, the redemption date. Except as described above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock for which a notice of redemption has been given.

All shares of Series A Preferred Stock that we redeem, repurchase or otherwise acquire will be retired and restored to the status of authorized but unissued shares of preferred stock, without designation as to series or class.
Subject to applicable law and the limitation on purchases when dividends on the Series A Preferred Stock are in arrears, we may, at any time and from time to time either at a public or private sale, purchase all or any part of, the Series A Preferred Stock, including the purchase of shares of Series A Preferred Stock in open market transactions and individual purchases at such prices as we negotiate, in each case as duly authorized by our board of directors.
Our Secured Term Loan prohibits us from redeeming or otherwise repurchasing any shares of our capital stock, including the Series A Preferred Stock, without the prior written consent of the required lenders, which consent will not be unreasonably withheld, delayed or conditioned unless an event of default or default under the Secured Term Loan has occurred and is continuing or would result from such redemption or repurchase.
Special Optional Redemption
Upon the occurrence of a Change of Control/Delisting, we may, at our option, redeem the Series A Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control/ Delisting occurred, by paying $25.00 per share, plus an amount equal to all accrued but unpaid dividends (whether or not authorized and declared) to, but not including, the redemption date. If, prior to the Change of Control/Delisting Conversion Date, we have provided or provide notice of our election to redeem the Series A Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series A Preferred Stock will not have the conversion right described below under “— Conversion Right Upon a Change of Control/Delisting” with respect to the shares of Series A Preferred Stock subject to such notice.
We will mail to you, if you are a record holder of the Series A Preferred Stock, a notice of redemption not fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series A Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:
•
the redemption date;

•
the redemption price;

•
the number of shares of Series A Preferred Stock to be redeemed;

•
the place or places where the certificates, if any, representing shares of our Series A Preferred Stock are to be surrendered for payment of the redemption price;

•
procedures of DTC for surrendering non-certificated shares of Series A Preferred Stock for payment of the redemption price;

•
that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on such redemption date;

•
that payment of the redemption price plus an amount equal to all accrued but unpaid dividends will be made upon presentation and surrender of such Series A Preferred Stock in compliance with DTC’s procedures;

•
that the Series A Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control/Delisting and a brief description of the transaction or transactions constituting such Change of Control/Delisting; and

•
that the holders of the Series A Preferred Stock to which the notice relates will not be able to tender such Series A Preferred Stock for conversion in connection with the Change of Control/ Delisting and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Change of Control/Delisting Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control/Delisting Conversion Date.

If we redeem fewer than all of the outstanding shares of Series A Preferred Stock, the notice of redemption mailed to each stockholder will also specify the number of shares of Series A Preferred Stock that we will redeem from each stockholder or the method for determining such number. In this case, we will determine the number of shares of Series A Preferred Stock to be redeemed as described above in “— Optional Redemption.”
If we have given a notice of redemption and have set apart sufficient funds for the redemption in trust for the benefit of the holders of the Series A Preferred Stock called for redemption, then from and after the redemption date, those shares of Series A Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series A Preferred Stock will terminate. The holders of those shares of Series A Preferred Stock will retain their right to receive the redemption price for their shares and an amount equal to all accrued but unpaid dividends to, but not including, the redemption date, without interest.
The holders of Series A Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series A Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series A Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock for which a notice of redemption has been given as described herein.
A “Change of Control/Delisting” is when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:
•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of our company entitling that person to exercise more than 50% of the total voting power of all stock of our company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Conversion Right Upon a Change of Control/Delisting
Upon the occurrence of a Change of Control/Delisting, each holder of Series A Preferred Stock will have the right (unless, prior to the Change of Control/Delisting Conversion Date, we have provided or provide notice of our election to redeem the Series A Preferred Stock in whole or in part, as provided under “— Optional Redemption” or “— Special Optional Redemption”) to convert some or all of such holder’s shares of Series A Preferred Stock (the “Change of Control/Delisting Conversion Right”), on a date specified by us that can be no earlier than 20 days and no later than 35 days following the date of delivery of the Change of Control/Delisting Company Notice (as defined below) (the “Change of Control/Delisting Conversion Date”), into a number of shares of our common stock per share of Series A Preferred Stock (the “Common Stock Conversion Consideration”), which is equal to the lesser of:
•
the quotient obtained by dividing (i) the sum of (x) the liquidation preference amount of $25.00 per share of Series A Preferred Stock, plus (y) the amount of any accrued but unpaid dividends (whether or not declared) to, but not including, the Change of Control/Delisting Conversion Date (unless the Change of Control/Delisting Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued but unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•
     (i.e., the Share Cap), subject to certain adjustments described below;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus.
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Form Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control/Delisting Conversion Right and in respect of the Series A Preferred Stock initially offered hereby will not exceed                 shares of common stock (                 shares of common stock if the overallotment option is exercised in full) (or equivalent Alternative Form Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.
In the case of a Change of Control/Delisting pursuant to which our common stock will be converted into any combination of cash, securities or other property or assets (the “Alternative Form Consideration”), a holder of Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration that such holder would have owned or to which that holder would have been entitled to receive upon the Change of Control/Delisting had such holder held a number of shares of common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control/Delisting (the “Alternative Conversion Consideration” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control/Delisting, is referred to as the “Conversion Consideration”).
If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control/Delisting, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our common stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of our common stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control/Delisting.
Within 15 days following the occurrence of a Change of Control/Delisting, we will provide to holders of Series A Preferred Stock a notice of occurrence of the Change of Control/Delisting that describes the resulting Change of Control/Delisting Conversion Right (the “Change of Control/Delisting Company Notice”), which will state the following:
•
the events constituting the Change of Control/Delisting;

•
the date of the Change of Control/Delisting;

•
the last date on which the holders of Series A Preferred Stock may exercise their Change of Control/Delisting Conversion Right;

•
the method and period for calculating the Common Stock Price;

•
the Change of Control/Delisting Conversion Date;

•
that if, prior to the Change of Control/Delisting Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series A Preferred Stock, holders will not be able to convert the shares of Series A Preferred Stock designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control/Delisting Conversion Right;

•
if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock;

•
the name and address of the paying agent and the conversion agent; and

•
the procedures that the holders of Series A Preferred Stock must follow to exercise the Change of Control/Delisting Conversion Right.

We will issue a press release for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series A Preferred Stock.
To exercise the Change of Control/Delisting Conversion Right, the holders of Series A Preferred Stock will be required to deliver, on or before the close of business on the Change of Control/Delisting Conversion Date, the certificates (if any) or book entries representing Series A Preferred Stock to be converted, duly endorsed for transfer (if certificates are delivered), together with a completed written conversion notice to our transfer agent. The conversion notice must state:
•
the relevant Change of Control/Delisting Conversion Date;

•
the number of shares of Series A Preferred Stock to be converted; and

•
that the Series A Preferred Stock is to be converted pursuant to the Change of Control/Delisting Conversion Right held by holders of Series A Preferred Stock.

Holders of shares of Series A Preferred Stock may withdraw any notice of exercise of a Change of Control/Delisting Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the transfer agent prior to the close of business on the business day prior to the Change of Control/Delisting Conversion Date. The notice of withdrawal must state:
•
the number of withdrawn shares of Series A Preferred Stock;

•
if certificated shares of Series A Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series A Preferred Stock; and

•
the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.
We will not issue fractional shares of common stock upon the conversion of the Series A Preferred Stock. Instead, we will pay the cash value of any fractional share otherwise due, computed on the basis of the applicable Common Stock Price.
The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control/Delisting by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock, or (ii) if the consideration to be received in the Change of Control/Delisting by holders of our common stock is other than solely cash, (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control/Delisting as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) if our common stock is not then listed for trading on a U.S. securities exchange, the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control/Delisting.
Series A Preferred Stock as to which the Change of Control/Delisting Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control/Delisting Conversion Right on the Change of Control/Delisting Conversion Date, unless prior to the Change of Control/Delisting Conversion Date we have provided or provide notice of our election to redeem such Series A Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control/Delisting Conversion Date, such Series A Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus an amount equal to all accrued but unpaid dividends thereon to, but not including, the redemption date, in accordance with our optional redemption right or special optional redemption right. See “— Optional Redemption” and “— Special Optional Redemption” above.
We will deliver amounts owing upon conversion no later than the third business day following the Change of Control/Delisting Conversion Date.
In connection with the exercise of any Change of Control/Delisting Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Stock into shares of our common stock. Notwithstanding any other provision of the Series A Preferred Stock, no holder of Series A Preferred Stock will be entitled to convert such Series A Preferred Stock into shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter, including the articles supplementary setting forth the terms of the Series A Preferred Stock, unless we provide an exemption from this limitation for such holder. See “— Restrictions on Ownership and Transfer” below.
The Change of Control/Delisting conversion feature may make it more difficult for a party to take over our company or discourage a party from taking over our company. See “Risk Factors — The Change of Control/Delisting conversion feature of the Series A Preferred Stock may not adequately compensate you and may make it more difficult for a third party to take over our company or discourage a third party from taking over our company” in this prospectus.
Except as provided above in connection with a Change of Control/Delisting, the Series A Preferred Stock is not convertible into or exchangeable for any other securities or property.
No Maturity, Sinking Fund or Mandatory Redemption
The Series A Preferred Stock has no maturity date and we are not required to redeem the Series A Preferred Stock at any time. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely unless we decide, at our option, to exercise our redemption right or, under circumstances where the holders of the Series A Preferred Stock have a conversion right, such holders convert the Series A Preferred Stock into our common stock. The Series A Preferred Stock is not subject to any sinking fund.
Limited Voting Rights
Holders of shares of the Series A Preferred Stock generally do not have any voting rights, except as set forth below.
If dividends on the Series A Preferred Stock are in arrears for six or more quarterly periods, whether or not consecutive (which we refer to as a preferred dividend default), the number of directors then constituting our board of directors will be increased by two and holders of shares of Series A Preferred Stock (voting separately as a class together with the holders of the Voting Preferred Stock) will be entitled to vote for the election of two additional directors to serve on our board of directors, which we refer to as the Preferred Directors, until all unpaid dividends for past dividend periods that have ended shall have been declared and paid in full with respect to the Series A Preferred Stock and the Parity Preferred Stock. The Preferred Directors will be elected by a plurality of the votes cast in the election for a one-year term and each Preferred Director will serve until the next annual meeting of stockholders and until the Preferred Director’s successor is duly elected and qualified or until the Preferred Director’s right to hold the office terminates, whichever occurs earlier. The election will take place at:
•
a special meeting called upon the written request of holders of at least 10% of the outstanding shares of Series A Preferred Stock and the Voting Preferred Stock, if this request is received more than 90 days before the date fixed for our next annual or special meeting of stockholders or, if we receive the request for a special meeting within 90 days before the date fixed for our next annual or special meeting of stockholders, at our annual or special meeting of stockholders; and
•
each subsequent annual meeting (or special meeting held in its place) until all accrued dividends on the Series A Preferred Stock and the Parity Preferred Stock have been paid in full for all past dividend periods that have ended.

If and when all accrued dividends on the Series A Preferred Stock and the Parity Preferred Stock for all past dividend periods that have dividends shall have been declared and paid in full, holders of shares of Series A Preferred Stock and the Voting Preferred Stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and the term and office of each Preferred Director so elected will terminate and the number of directors will be reduced accordingly.
Any Preferred Director may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series A Preferred Stock and the Voting Preferred Stock (voting together as a single class). The Preferred Directors will each be entitled to one vote on any matter. So long as a preferred dividend default continues, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock and the Voting Preferred Stock (voting together as a single class).
So long as any shares of Series A Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by our charter, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock voting together as a single class with the Voting Preferred Stock:
•
authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase such capital stock; or

•
amend, alter or repeal the provisions of our charter, or the terms of the Series A Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock except that, with respect to the occurrence of any of the events described in the second bullet immediately above, so long as the Series A Preferred Stock remains outstanding with the terms of the Series A Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event set forth above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of the Series A Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet immediately above; provided, further, that such vote or consent will not be required with respect to any such amendment, alteration or repeal that equally affects the terms of the Series A Preferred Stock and the Voting Preferred Stock, if such amendment, alteration or repeal is approved by the affirmative vote or consent of the holders of two-thirds of the shares of Series A Preferred Stock and the Voting Preferred Stock (voting together as a single class). Furthermore, if holders of shares of the Series A Preferred Stock will receive the greater of the full trading price of the Series A Preferred Stock on the date of an event set forth above or the $25.00 per share liquidation preference pursuant to the occurrence of any of the events described in the second bullet immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet immediately above.
So long as any shares of Series A Preferred Stock remain outstanding, the holders of shares of Series A Preferred Stock also will have the exclusive right to vote on any amendment, alteration or repeal of the provisions of our charter, or the terms of the Series A Preferred Stock on which holders of Series A Preferred Stock are otherwise entitled to vote pursuant to the paragraph set forth immediately above that would alter only the contract rights, as expressly set forth in our charter, of the Series A Preferred Stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal. With respect to any amendment, alteration or repeal of the provisions of our charter, or the terms of the Series A Preferred Stock, that equally affects the terms of the Series A Preferred Stock and the Voting Preferred Stock, so long as any shares of Series A Preferred Stock remain outstanding, the holders of shares of Series A Preferred Stock and the Voting Preferred Stock (voting together as a single class), also will have the exclusive right to vote on any amendment, alteration or repeal of the provisions of our charter, or the terms of the Series A Preferred Stock on which holders of Series A Preferred Stock are otherwise entitled to vote pursuant to the paragraph set forth immediately above, that would alter only the contract rights, as expressly set forth in our charter, of the Series A Preferred Stock and Voting Preferred Stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal.
Holders of shares of Series A Preferred Stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any issuance or increase in the number of authorized shares of Series A Preferred Stock or the creation or issuance of any other class or series of capital stock, or any issuance or increase in the number of authorized shares of any class or series of capital stock, in each case ranking on parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.
Holders of shares of Series A Preferred Stock will not have any voting rights with respect to, and the consent of the holders of shares of Series A Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series A Preferred Stock, except as set forth above.
In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption upon proper procedures all outstanding shares of Series A Preferred Stock and sufficient funds, in cash, have been deposited in trust to effect such redemption.
In any matter in which Series A Preferred Stock may vote (as expressly provided in the articles supplementary setting forth the terms of the Series A Preferred Stock), each share of Series A Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference. As a result, each share of Series A Preferred Stock will be entitled to one vote.
Restrictions on Ownership and Transfer
To help us to qualify and maintain our qualification as a REIT under the Code, among other purposes, our charter, subject to certain exceptions, contains, and the articles supplementary establishing the Series A Preferred Stock will contain, restrictions on the number of shares of our capital stock, including the Series A Preferred Stock, that a person may own. Our charter prohibits, with certain exceptions, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. In addition, the articles supplementary establishing the Series A Preferred Stock will provide that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of Series A Preferred Stock.
The beneficial ownership and/or constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”
Transfer Agent and Registrar
The transfer agent and registrar for the Series A Preferred Stock will be American Stock Transfer & Trust Company LLC.

Book-Entry Procedures
The Series A Preferred Stock will only be issued in the form of global securities held in book-entry form. DTC or its nominee will be the sole registered holder of the Series A Preferred Stock. Owners of beneficial interests in the Series A Preferred Stock represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of other interests, including any right to convert or require repurchase of their interests in the Series A Preferred Stock, in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of the Series A Preferred Stock under the global securities or the articles supplementary establishing the Series A Preferred Stock. We and any of our agents may treat DTC as the sole holder and registered owner of the global securities.
DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions amongst participants through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
The Series A Preferred Stock, represented by one or more global securities, will be exchangeable for certificated securities with the same terms only if:
•
DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; or

•
we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary).

DESCRIPTION OF CAPITAL STOCK
The following is a summary of (1) the rights and preferences of our common stock and our authorized preferred stock and (2) the related provisions of our charter and bylaws, as each will be in effect upon the closing of this offering. While we believe that the following description covers the material terms of our capital stock and other securities, the description does not purport to be complete and may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, including the section entitled “Description of Series A Preferred Stock,” our charter and bylaws and the other documents we refer to for a more complete understanding of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
General
Our charter provides that we may issue up to 450,000,000 shares of common stock and 50,000,000 shares of preferred stock, both having par value $0.01 per share. As of March 26, 2021, we had 24,943,383 shares of common stock outstanding and no shares of any class or series of preferred stock issued and outstanding.
Authorized Preferred Stock
Our charter provides that our board of directors has the authority, without action by the stockholders, to designate and issue up to 50,000,000 shares of preferred stock in one or more classes or series and to fix the rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the common stock. Any issuance of shares of preferred stock could adversely affect the voting power of holders of common stock, and the likelihood that the holders of preferred stock will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control. As of the date of this prospectus, no shares of preferred stock are outstanding.
Common Stock
Voting Rights
Subject to the provisions of our charter restricting the transfer and ownership of shares of our stock and except as may otherwise be specified in the terms of any class or series of stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of our stock, the holders of our common stock possess exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a plurality of the outstanding shares of common stock, voting as a single class, may elect all of the directors then standing for election.
In accordance with Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that such matters may be approved by the affirmative vote of stockholders holding a majority of the shares entitled to vote on the matter, except for amendments to our charter relating to restrictions on transfer and ownership of shares, removal of directors or the voting requirement relating to these actions which require the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. This may discourage others from entering into such transactions with us and increase the difficulty of consummating any such transaction.
Maryland law permits the merger of a 90% or more owned subsidiary with or into its parent without stockholder approval provided (1) the charter of the successor is not amended other than in certain minor respects (such as the name of the successor) and (2) the contract rights of any stock of the successor issued in the merger in exchange for stock of the other corporation are identical to the contract rights of the stock for which it is exchanged. Also, because Maryland law may not require the stockholders of a parent corporation to approve a merger or sale of all or substantially all of the assets of a subsidiary entity, our subsidiaries may be able to merge or sell all or substantially all of their assets without a vote of our stockholders.
Dividends, Liquidation and Other Rights
All of our outstanding shares of common stock are duly authorized, fully paid and non-assessable. Holders of our shares of common stock are entitled to receive dividends or other distributions if and when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends or other distributions. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock, including the Series A Preferred Stock, and to the provisions of our charter regarding restrictions on transfer and ownership of our stock.
Holders of our shares of common stock generally have no appraisal, preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of capital stock contained in our charter, all shares of common stock have equal dividend, liquidation and other rights.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company LLC.
Restrictions on Ownership and Transfer of Our Capital Stock
In order to qualify as a REIT under the Code, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, during the second half of each taxable year no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities).
Our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and may prohibit certain entities from owning our shares. Our charter prohibits, with certain exceptions described below, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. Pursuant to our charter, our board of directors has the power to increase or decrease the percentage of common or capital stock that a person may beneficially or constructively own. However, any decreased stock ownership limit will not apply to any person whose percentage ownership of our common or capital stock, as the case may be, is in excess of such decreased stock ownership limit until that person’s percentage ownership of our common or capital stock, as the case may be, equals or falls below the decreased stock ownership limit. Until such a person’s percentage ownership of our common or capital stock, as the case may be, falls below such decreased stock ownership limit, any further acquisition of common stock will be in violation of the decreased stock ownership limit.
Our charter also prohibits any person from beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to maintain our REIT qualification and from transferring shares of our capital stock if the transfer would result in our capital stock being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our capital stock that are transferred to the trust (as described below), is required to give written notice immediately to us and provide us (or, in the case of such a proposal or attempted transaction, give at least 15 days prior written notice) with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the 9.8% ownership limit. The person seeking an exemption must provide to our board of directors such representations and undertakings and satisfy such conditions, in each case as our board of directors may deem reasonably necessary to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our board of directors may also require a ruling from the IRS or an opinion of counsel in order to determine or ensure our qualification as a REIT in the context of granting such exemptions. Our board of directors has granted XL Investments Ltd (“XL Investments”) an exemption from the 9.8% ownership limit. In addition, our board of directors has granted Hunt Companies Equity Holdings, LLC (“HCEH”) and James C. Hunt an exemption from the 9.8% ownership limit.
Any purported transfer of our capital stock which, if effective, would result in a violation of the foregoing restrictions (other than a transfer that would result in our capital stock being owned by fewer than 100 persons, which shall be void ab initio) will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur or would not prevent a violation of the restrictions on ownership contained in our charter, our charter provides that the purported transfer will be void ab initio. Shares of our capital stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of our capital stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of capital stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of capital stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that shares of our capital stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (for example, a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid concurrently to the charitable beneficiary. If, prior to our discovery that shares of our capital stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, shares of our capital stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.
Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding shares of capital stock, including shares of our common stock and Series A Preferred Stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our capital stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our qualification as a REIT under the Code and to ensure compliance with the ownership limitations in our charter. In addition, each such owner and beneficial or constructive owners shall, upon demand, be required to provide to us such information as we may request, in good faith, to determine our qualification as a REIT under the Code and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our equity securities or might otherwise be in the best interests of our stockholders.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES
If our board of directors determines that additional funding is required, we may raise such funds through additional public and private offerings of common and preferred equity or debt securities or the retention of cash flow (subject to the distribution requirements applicable to REITs and our desire to minimize our U.S. federal income tax obligations) or a combination of these methods. In the event that our board of directors determines to raise additional equity or debt capital, it has the authority, without stockholder approval, to cause us to issue additional shares of common stock, shares of preferred stock or debt securities in any manner and on such terms and for such consideration as it deems appropriate, at any time, and has similarly broad authority to incur debt.
In addition, we may finance the acquisition of investments using the various sources of financing discussed in this prospectus under the heading “Prospectus Summary — Our Financing Strategy” and in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus, under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.” Our investment guidelines, the assets in our portfolio and the decision to utilize, and the appropriate levels of, leverage are periodically reviewed by our board of directors as part of their oversight of our Manager.
We may offer equity or debt securities in exchange for property and may repurchase or otherwise reacquire shares of our stock. Subject to the requirements for qualification as a REIT under the Code, we may in the future invest in debt securities of other REITs, other entities engaged in real estate-related activities or securities of other issuers, including for the purpose of exercising control over these entities. We do not intend that our investments in securities will require us to register as an investment company under the Investment Company Act, and we would intend to divest such securities before any such registration would be required.
We engage in the purchase and sale of investments. Consistent with our investment guidelines, we may in the future make loans to third parties in the ordinary course of business for investment purposes and may underwrite securities of other issuers.
Our annual reports will be available to our stockholders, including our audited financial statements. We are subject to the information reporting requirements of the Exchange Act. Pursuant to those requirements, we will be required to file annual and periodic reports, proxy statements and other information, including audited financial statements, with the SEC.
Our board of directors may change any of these policies without prior notice to you or a vote of our stockholders.

MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK
Market Information
Our common stock trades on the NYSE under the symbol “LFT.” Prior to December 28, 2020, our common stock traded on the NYSE under the symbol “HCFT.” The last reported sale price of our common stock on March 26, 2021 was $3.67 per share. The high and low common stock closing prices per share of common stock during the periods indicated were as follows:
Quarter Ended	High	Low
December 31, 2020	$3.56	$2.56
September 30, 2020	$2.90	$2.17
June 30, 2020	$2.75	$1.44
March 30, 2020	$3.33	$1.00
December 31, 2019	$3.38	$3.20
September 30, 2019	$3.47	$3.24
June 30, 2019	$3.55	$3.26
March 31, 2019	$3.60	$2.86
Approximate Number of Holders of Our Common Stock
As of March 26, 2021, there were 16 holders of record of our common stock. This number excludes our common stock owned by stockholders holding under nominee security position listings.
Distribution Information
We have elected and qualified to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2012. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain (which does not equal net income as calculated in accordance with GAAP), and that it pay U.S. federal income tax at regular corporate rates to the extent that it annually distributes less than 100% of its taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under U.S. federal tax laws.
To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income tax, we intend to make quarterly distributions of all or substantially all of our taxable income to holders of our common stock out of assets legally available therefor. However, we cannot assure you that distributions will be made or sustained. Any distributions we make will be at the direction of our board of directors and will depend upon a number of factors, including our actual results of operations, economic conditions, maintenance of REIT qualification and the applicable provisions of the MGCL and such other factors as our board may determine in its sole discretion.
Our organizational documents permit us to make distributions from any source. If our cash available for distribution is insufficient to cover our distributions, we may use the proceeds from this offering, the proceeds from the issuance of securities in the future, the proceeds from borrowings or other sources to pay distributions. A portion of our distributions declared may be paid from offering proceeds which would constitute a return of capital to our stockholders.
If substantially all of our taxable income has not been paid by the close of any calendar year, we may declare a special dividend prior to the end of such calendar year, to achieve this result. On December 18, 2020, we announced that our board of directors had declared a cash dividend rate for the fourth quarter of 2020 of $0.09 per share of common stock. Additionally, on December 21, 2020, we announced that our board of directors had declared a quarterly dividend of $0.09 per share and a special dividend of $0.04 per share.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS
The following summary description of certain provisions of the MGCL and our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and the actual provisions of our charter and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
Our Board of Directors
Our bylaws and charter provide that the number of directors we have may be established by our board of directors but may not be less than the minimum number required by the MGCL, nor more than 15. Our board is currently composed of five directors — the majority of whom are independent. Our charter and bylaws currently provide that any vacancy may be filled only by a majority of the remaining directors. Any individual elected to fill such vacancy will serve for the remainder of the full term of the directorship and until a successor is duly elected and qualifies.
We have agreed with XL Investments that, for so long as XL Investments and its affiliates collectively beneficially own at least 9.8% of our issued and outstanding common stock (on a fully diluted basis), XL Investments will have the right to appoint an observer to attend all board meetings but such observer has no right to vote at any board meeting. The board observer is indemnified by us to the same extent as our directors.
We have entered into a shareholder agreement with HCEH, an affiliate of the Hunt Companies, LLC, pursuant to which we have granted HCEH the right to designate one designee to be nominated for election to our board of directors. The right granted to HCEH expires at such time as HCEH’s and its affiliates’ beneficial ownership of our common stock is less than 5%.
Pursuant to our bylaws, each of our directors is elected by a plurality of all votes cast at a meeting of stockholders duly called and at which a quorum is present. Each outstanding share, regardless of class, is entitled to one vote. Directors are elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.
Removal of Directors
Our charter provides that a director may be removed, with or without cause, and only by the affirmative vote of the holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors. This provision, when coupled with the power of our board of directors to fill vacancies on the board of directors, precludes stockholders from (1) removing incumbent directors except upon a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees.
Business Combinations
Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or n the same form as previously paid by the interested stockholder for its shares. Our board of directors may provide that the board’s approval is subject to compliance with any terms and conditions determined by the board of directors.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the MGCL, our board of directors has by resolution exempted business combinations between us and XL Investments, XL Global, Inc. and certain of their affiliates, the parent of which is AXA S.A. (collectively, the “XL Group of Companies”). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations with the XL Group of Companies. As a result, the members of the XL Group of Companies may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by us with the supermajority vote requirements and other provisions of the statute. However, our board of directors may repeal or modify this exemption at any time in the future, in which case the applicable provisions of this statute will become applicable to business combinations between us and the XL Group of Companies and certain affiliates thereof. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (a) one-tenth or more but less than one-third; (b) one-third or more but less than a majority; or (c) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8
Subtitle 8 of Title 3 of the MGCL (“Subtitle 8”) permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
•
a classified board;

•
a two-thirds vote requirement for removing a director;

•
a requirement that the number of directors be fixed only by vote of the directors;

•
a requirement that a vacancy on the board of directors be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•
a majority requirement for the calling of a special meeting of stockholders.

Our charter provides that, pursuant to Subtitle 8, vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board of directors, which removal will be allowed with or without cause, (2) vest in the board of directors the exclusive power to fix the number of directorships and (3) require, unless called by the chairman of the board of directors, president, chief executive officer, or the board of directors, the written request of stockholders of not less than a majority of all the votes entitled to be cast at such a meeting to call a special meeting.
Meetings of Stockholders
Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time set by our board of directors. In addition, the chairman of the board of directors, president, chief executive officer, or board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders will also be called by the secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.
Amendment to Our Charter and Bylaws
Except for amendments related to removal of directors, the restrictions on transfer and ownership of shares of our stock and the requirement of a two-thirds vote for amendments to these provisions (each of which require the affirmative vote of the holders of shares entitled to cast at least two-thirds of all votes entitled to be cast on the matter and the approval of our board of directors), our charter may be amended only with the approval of the board of directors and the affirmative vote of the holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.
Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.
Dissolution
Our dissolution must be approved by a majority of the entire board of directors and the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.
Advance Notice of Director Nominations and New Business
Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of other business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or

(3) by a stockholder who was a stockholder of record both at the time of giving his notice and at the time of the meeting and who is entitled to vote at the meeting on the election of directors or on the proposal of other business, as the case may be, and has complied with the advance notice provisions set forth in our bylaws.
With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) by or at the direction of our board of directors or (2) provided that the board of directors has determined that directors will be elected at such meeting, by a stockholder who was a stockholder of record both at the time of giving his notice and at the time of the meeting and who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.
Indemnification and Limitation of Directors’ and Officers’ Liability
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.
The MGCL requires us to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•
any individual who is a present or former director or officer of ours and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of ours and at our request, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served as a predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
REIT Qualification
Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to maintain our REIT qualification.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section summarizes the material U.S. federal income tax considerations a prospective stockholder of our Series A Preferred Stock may consider relevant. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the U.S. federal income tax laws, such as:
•
insurance companies;

•
tax-exempt organizations, tax-deferred and tax-advantaged accounts;

•
financial institutions or broker-dealers;

•
dealers in securities or currencies;

•
non-U.S. individuals and non-U.S. corporations (except to the extent discussed in “— Taxation of Non-U.S. Holders” or “— Foreign Account Tax Compliance Act” below);

•
U.S. expatriates;

•
persons who mark-to-market our shares of Series A Preferred Stock;

•
subchapter S corporations;

•
U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•
regulated investment companies and REITs, and their investors;

•
trusts and estates (except to the extent discussed herein);

•
persons who receive our shares of Series A Preferred Stock through the exercise of employee stock options or otherwise as compensation;

•
persons holding our shares of Series A Preferred Stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•
persons subject to special rules under Section 451(b) of the Code;

•
persons subject to the alternative minimum tax provisions of the Code;

•
persons holding our shares of Series A Preferred Stock through a partnership or similar pass-through entity; and

•
persons holding, in the aggregate, a 10% or more (by vote or value) beneficial interest in our shares of common stock or Series A Preferred Stock.

This summary assumes that stockholders hold our shares of Series A Preferred Stock as capital assets for U.S. federal income tax purposes, which generally means as property held for investment.
The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (“IRS”), and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury Regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our intention to qualify as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.
WE URGE YOU TO CONSULT YOUR OWN TAX ADVISER REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SHARES OF SERIES A PREFERRED STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT.

SPECIFICALLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISER REGARDING THE U.S. FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.
Taxation of Our Company
We elected to be taxed as a REIT commencing with our short taxable year ended December 31, 2012. We believe that we have been organized and that we have operated, and we intend to continue to operate, in such a manner so that we qualified, and will continue to qualify, for taxation as a REIT under the applicable provisions of the Internal Revenue Code.
In connection with this filing, Mayer Brown LLP will render an opinion that we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code for our taxable years ending December 31, 2019 and December 31, 2020, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2021 and subsequent taxable years. Investors should be aware that Mayer Brown LLP’s opinion is based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the IRS, or any court and speaks as of the date issued. In addition, Mayer Brown LLP’s opinion will be based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our capital stock ownership, and the percentage of our earnings that we distribute. Mayer Brown LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Our ability to satisfy the REIT qualification tests will depend upon our analysis of the characterization and fair market values of our assets, some of which will not be susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis (which, based on the types of assets we will own, could fluctuate rapidly, significantly and unpredictably). In addition, we will be required to make estimates of or otherwise determine the value of real property that is collateral for our mortgage loan assets. There can be no assurance that the IRS would not challenge our valuations or valuation estimates of this collateral.
If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income that we currently distribute to our stockholders, but taxable income generated by any domestic taxable REIT subsidiary (“TRS”), such as Five Oaks Acquisition Corp., will be subject to regular corporate income tax. However, we will be subject to U.S. federal tax in the following circumstances:
•
We will pay U.S. federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•
We will pay income tax at the corporate rate on:

•
net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

•
other non-qualifying income from foreclosure property.

•
We will pay a 100% tax on net income earned from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•
If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we will be subject to a 100% tax on:

•
the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by

•
a fraction intended to reflect our profitability.

•
If we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “— Asset Tests”), as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of  $50,000 or the product of the highest U.S. federal corporate tax rate and the net income from the non-qualifying assets during the period in which we failed to satisfy such asset tests.

•
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of  $50,000 for each such failure.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for Qualification.”

•
If we fail to distribute during a calendar year at least the sum of: (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year and (iii) any undistributed taxable income from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•
We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•
We will be subject to a 100% excise tax on transactions between us and a TRS that are not conducted on an arm’s-length basis including “redetermined TRS service income.” Redetermined TRS service income generally represents gross income of a taxable REIT subsidiary that is understated and attributable to services provided to us or on our behalf.

•
The earnings of our TRS and any other TRS that we may form will be subject to U.S. federal corporate income tax.

•
If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate- level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 5-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

•
the amount of gain that we recognize at the time of the sale or disposition, and

•
the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired.

•
If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., from a TMP, or a residual interest in a real estate mortgage investment conduit, or REMIC), we could be subject to corporate level U.S. federal income tax to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. To the extent that we own a REMIC residual interest or a TMP through a TRS, we will not be subject to this tax directly, but all of the income from the investment will be subject to U.S. federal income tax at the TRS level. See “— Taxable Mortgage Pools and Excess Inclusion Income” below.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S.

federal income tax purposes. Moreover, as further described below, any domestic TRS in which we may own an interest will be subject to U.S. federal, state and local corporate income tax on its taxable income. In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state and local franchise, property and other taxes and foreign taxes. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification
A REIT is a corporation, trust, or association that meets each of the following requirements:
1.
It is managed by one or more trustees or directors.

2.
Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.

3.
It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

4.
It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5.
At least 100 persons are beneficial owners (determined without reference to any rules of attribution) of its shares or ownership certificates.

6.
Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the U.S. federal income tax laws define to include certain entities, during the last half of any taxable year.

7.
It elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification.

8.
It meets certain other qualification tests, described below, regarding the nature of its income and assets and the distribution of its income.

9.
It uses the calendar year as its taxable year.

10.
It has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

We must meet requirements 1 through 4 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual” generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, however, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.
We believe that we have issued shares with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our shares so that we should continue to satisfy these requirements. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate. The provisions of our charter restricting the ownership and transfer of the shares are described in “Restrictions on Ownership and Transfer.”
To monitor compliance with the share ownership requirements, we generally will be required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements that must be met to elect and maintain REIT status. We intend to comply with these requirements.
Qualified REIT Subsidiaries
A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A qualified REIT subsidiary is a corporation, other than a TRS, all of the shares of which is owned, directly or through one or more qualified REIT subsidiaries or disregarded entities, by the REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.
Other Disregarded Entities and Partnerships
An unincorporated domestic entity, such as a limited liability company, that has a single owner generally is not treated as an entity separate from its parent for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (see “— Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements. In the event that a disregarded subsidiary of ours ceases to be wholly-owned - for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours - the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the total value or total voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”
Ownership of Subsidiary REITs
We currently own an indirect 100% interest in Lument Commercial Mortgage Trust, Inc. and may own 100% of the common stock in one or more of our subsidiaries that will elect to be taxed as REITs, which we refer to as “Subsidiary REITs.” We may use the Subsidiary REITs for various purposes, including to execute non-REMIC securitization transactions that are treated as TMPs, as described in “— Taxable Mortgage Pools and Excess Inclusion Income.”
Any Subsidiary REIT will be subject to the various REIT qualification requirements and other limitations described that apply to us. We believe that Lument Commercial Mortgage Trust, Inc. and any other Subsidiary REIT that we may own an interest in will be organized and will operated in a manner to permit it to qualify for taxation as a REIT for U.S. federal income tax purposes from and after the effective date of its REIT election. However, if any Subsidiary REIT were to fail to qualify as a REIT, then (i) the Subsidiary REIT would become subject to regular corporate income tax as described in “— Failure to Qualify,” (ii) our ownership of shares of common stock in the Subsidiary REIT could cease to be a qualifying asset for purposes of the asset tests applicable to REITs (see “— Asset Tests”), (iii) any dividend income or gains derived by us from such subsidiary REIT may cease to be treated as income that qualifies for purposes of the 75% gross income test (see “— Gross Income Tests”, and (iv) we may fail certain of the asset or income tests applicable to REITs, in which event we will fail to qualify as REIT unless we are able to avail ourselves of certain statutory relief provisions.
Taxable REIT Subsidiaries
A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the outstanding securities will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary or a REIT unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.
The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a domestic TRS would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.
A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below.
Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales).
Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or a TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. Similarly, if amounts are paid to a TRS for services provided to or on behalf of its parent REIT and such amounts are less than the amount that would be paid to a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such deficiency. We intend that all of our transactions with Five Oaks Acquisition Corp. and any other TRS that we may form will be conducted on an arm’s-length basis, but there can be no assurance that we will be successful in this regard.
Under legislation commonly known as the “Tax Cuts and Jobs Act” (the “TCJA”), for taxable years beginning after December 31, 2017, the deduction of net interest expense is limited for all businesses; provided that certain businesses, including real estate businesses, may elect not to be subject to such limitations and instead to depreciate their real property related assets over longer depreciable lives. To the extent that our TRS or any other TRS we form has interest expense that exceeds its interest income, the net interest expense limitation could potentially apply to such TRS.

To the extent that our TRS or any other TRS that we may form pays any taxes, they will have less cash available for distribution to us. If dividends are paid by domestic TRSs to us, then the dividends we designate and pay to our stockholders who are taxed at individual rates, up to the amount of dividends that we receive from such entities, generally will be eligible to be taxed at the reduced 20% maximum U.S. federal rate applicable to qualified dividend income. See “— Taxation of U.S. Holders — Taxation of Taxable U.S. Holders on Distributions on Series A Preferred Stock.”
Gross Income Tests
We must satisfy two gross income tests annually to qualify and maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:
•
rents from real property;

•
interest on debt secured by a mortgage on real property or on interests in real property, and interest on debt secured by mortgages on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

•
dividends or other distributions on, and gain from the sale of, shares in other REITs;

•
gain from the sale of real property or mortgage loans;

•
income and gain derived from foreclosure property (as described below);

•
income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

•
income derived from the temporary investment of new capital that is attributable to the issuance of our shares or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test (except for income derived from the temporary investment of new capital), other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these.
Certain income items do not qualify for either gross income test. Other types of income are excluded from both the numerator and the denominator in one or both of the gross income tests. For example, gross income from the sale of property that we hold primarily for sale to customers in the ordinary course of business, income and gain from “hedging transactions,” as defined in “— Hedging Transactions,” and gross income attributable to cancellation of indebtedness, or “COD,” income will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain.” For purposes of the 75% and 95% gross income tests, we are treated as receiving our proportionate share of our operating partnership’s gross income. We will monitor the amount of our non-qualifying income and will seek to manage our investment portfolio to comply at all time with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.
Dividends
Our share of any dividends received from any corporation (including dividends from our TRS and any other TRS that we may form, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Interest
The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:
•
an amount that is based on a fixed percentage or percentages of receipts or sales; and

•
an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.
Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, market discount, original issue discount, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if the loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of  (i) the date the REIT agreed to originate or acquire the loan or (ii) as discussed below, in the event of a “significant modification,” the date we modified the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property - that is, the amount by which the loan balance exceeds the applicable value of the real estate that secures the loan.
We generally acquire commercial mortgage loans. Our mortgage loans are secured by the underlying real property. Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test.
Under the applicable Treasury Regulation (referred to as the “interest apportionment regulation”), if we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a mortgage loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. In Revenue Procedure 2014-51, the IRS interpreted the “principal amount” of the loan for purposes of that test to be the face amount of the loan, despite the Code’s requirement that taxpayers treat any market discount (discussed below) as interest rather than principal. In the case of mortgage loans secured by both real and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage interest income is qualifying for purposes of the 75% gross income test.
We believe that all of the commercial mortgage loans that we acquire are secured only by real property and no other property value is taken into account in our underwriting and pricing. Accordingly, we believe that the interest apportionment rules and Revenue Procedure 2014-51 (to the extent it addresses interest apportionment) will not apply to our mortgage loans. Nevertheless, if the IRS were to assert successfully that our mortgage loans were secured by other property, then depending upon the value of the real property securing our mortgage loans and their face amount, and the sources of our gross income generally, we might not be able to satisfy the 75% income test.

Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2014-51 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (i) occasioned by a borrower default; or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. If we modify our mortgage loans in the future, no assurance can be provided that all of our loan modifications will qualify for the safe harbor in Revenue Procedure 2014-51. To the extent we significantly modify a mortgage loan in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. If the fair market value of the real property securing a loan has decreased, a portion of the interest income from the loan would not be qualifying income for the 75% gross income test and a portion of the value of the loan would not be a qualifying asset for purposes of the 75% asset test.
Hedging Transactions
From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury Regulations, income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, or liability hedge. A “hedging transaction” also includes any transaction entered into primarily to manage risk of currency fluctuations with respect to any item of income or gain that is qualifying income for purposes of the 75% or 95% gross income test (or any property which generates such income or gain). To the extent we enter into transactions to mitigate the risk of hedging transactions where the hedged asset has been extinguished or disposed of, such transaction may also constitute a “hedging transaction.” We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy other identification requirements. To the extent that we hedge for other purposes, or to the extent that a portion of the hedged assets are not treated as “real estate assets” (as described below under “— Asset Tests”) or we enter into derivative transactions that are not liability hedges or we fail to satisfy the identification requirements with respect to a hedging transaction, the income from those transactions will likely be treated as non-qualifying income for purposes of both gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT, but we cannot assure you that we will be able to do so. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass- through subsidiaries.
Fee Income
We may earn income from fees in certain circumstances. Fee income generally will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees, including certain amounts received in connection with mortgage servicing rights (which we do not currently intend to acquire on a standalone basis), generally are not qualifying income for purposes of either gross income test. Any fees earned by a TRS, like other income earned by a TRS, will not be included in the REIT’s gross income for purposes of the gross income tests.
Foreign Currency Gain
Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of  (or becoming or being the obligor under)

obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of  (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.
Prohibited Transactions
A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Any such income will be excluded from the application of the 75% and 95% gross income tests. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular asset. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. No assurance, however, can be given that the IRS will not successfully assert a contrary position, in which case we would be subject to the prohibited transaction tax on the sale of those assets. To avoid the 100% prohibited transaction tax on the sale of dealer property by a REIT, we intend to dispose of any asset that may be treated as held “primarily for sale to customers in the ordinary course of a trade or business” by contributing or selling the asset to a TRS prior to marketing the asset for sale.
Failure to Satisfy Gross Income Tests
If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we are entitled to qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions generally will be available if:
•
our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•
following such failure for any taxable year, a schedule of the sources of our income is filed with the IRS in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot with certainty predict whether any failure to meet these tests will qualify for the relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.
During its 2018 and 2019 taxable years, we passed the gross income tests, income tests, except in its 2018 taxable year we failed the test under Section 856(c)(3) of the Code, also known as the 75% Income Test (“2018 75% Income Test Failure”). However, on July 13, 2020, we entered into a closing agreement with the IRS in which it was agreed that (i) the 2018 75% Income Test Failure was due to reasonable cause and not due to willful neglect within the meaning of Section 856(c)(6) of the Code; (ii) we satisfied the requirements of Sections 856(c)(6) of the Code with respect to the 2018 75% Income Test Failure and; (iii) such failure will not cause us to be treated as failing to satisfy the 75% gross income test for the 2018 taxable year.
Asset Tests
To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.
First, at least 75% of the value of our total assets must consist of (the “75% asset test”):
•
cash or cash items, including certain receivables and investments in money market funds;

•
government securities;

•
interests in real property, including leaseholds and options to acquire real property and leaseholds, personal property to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property” as a result of such rents not exceeding 15% of the total rent attributable to personal property and real property under such lease;

•
interests in mortgage loans secured by real property or by interests in real property;

•
stock in other REITs;

•
personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

•
personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease;

•
investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term;

•
regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC; and

•
debt instruments of  “publicly offered REITs.”

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities (other than any TRS we may own) may not exceed 5% of the value of our total assets (the “5% asset test”).
Third, of our investments not included in the 75% asset class, we may not own more than 10% of the total voting power or 10% of the total value of any one issuer’s outstanding securities, or the 10% vote test and the 10% value test, respectively.
Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.
Fifth, no more than 25% of the value of our total assets may be represented by securities, other than those in the 75% asset test (the “25% securities test”).
Sixth, not more than 25% of the value of our total assets may be represented by debt instruments of “publicly offered REITs” that are not secured by real property or interests in real property.
For purposes of these asset tests, we are treated as holding our proportionate share of our operating partnership’s assets. For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans or MBS that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” does not include:
•
“straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if  (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any “controlled TRS” hold non-”straight” debt securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•
a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than twelve months of unaccrued interest on the debt obligations can be required to be prepaid; and
•
a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

•
any loan to an individual or an estate;

•
any “section 467 rental agreement,” other than an agreement with a related party tenant;

•
any obligation to pay “rents from real property;”

•
certain securities issued by governmental entities that are not dependent in whole or in part on the profits of  (or payments made by) a non-governmental entity;

•
any security (including debt securities) issued by another REIT;

•
any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and certain debt securities issued by that partnership; or

•
any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.
Under the applicable Treasury Regulation (referred to as the “loan apportionment regulation”), if a mortgage loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of  (i) the date we agreed to acquire or originate the mortgage loan or (ii) in the event of a significant modification, the date we modified the loan, then a portion of the interest income from such a loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the mortgage loan will also likely be a non-qualifying asset for purposes of the 75% asset test. Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a mortgage loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of  (i) the fair market value of the mortgage loan on the date of the relevant quarterly REIT asset testing date or (ii) the greater of  (x) the fair market value of the real property securing the loan on the date of the relevant quarterly REIT asset testing date or (y) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan. Under the safe harbor, when the current value of a mortgage loan exceeds both the current fair market value of the real property that secures the loan and the fair market value of the real property that secures the loan, determined as of the date we committed to acquire or originate the loan, a portion of the mortgage loan will be treated as a nonqualifying asset. We do not anticipate that the value of our mortgage loans will exceed the current value of the real property securing the loans.
We have in the past and may in the future enter into repurchase agreements under which we nominally sell certain of our assets to a counterparty and simultaneously entered into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Based on positions the IRS has taken in analogous situations, we believe that these transactions would be treated as secured debt and that we would be treated for REIT asset and income test purposes as the owner of the assets that would be the subject of such agreements notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own our assets subject to sale and repurchase agreements during the term of such agreements, in which case we could fail to qualify as a REIT.
Derivative instruments generally are not qualifying assets for purposes of the 75% asset test. Thus, interest rate swaps, futures contracts, and other similar instruments that are used in “hedging transactions” as defined in “— Hedging Transactions,” are non-qualifying assets for purposes of the 75% asset test.

As discussed above, we may invest opportunistically in other types of mortgage-related assets. To the extent we invest in such assets, we intend to do so in a manner that will enable us to satisfy each of the asset tests described above. However, we cannot assure you that we will be able to satisfy the asset tests described above.
We will monitor the status of our assets for purposes of the various asset tests and seek to manage our portfolio to comply at all times with such tests. No assurance, however, can be given that we will continue to be successful in this effort. In this regard, to determine our compliance with these requirements, we will have to value our investment in our assets to ensure compliance with the asset tests. Although we seek to be prudent in making these estimates, no assurances can be given that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and, thus, would fail to qualify as a REIT.
If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification so long as:
•
we satisfied the asset tests at the end of the preceding calendar quarter; and

•
the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
If we violate the 5% asset test, the 10% vote test or the 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if  (i) the failure is de minimis (up to the lesser of 1% of the total value of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the IRS describing the assets that caused such failure in accordance with regulations promulgated by the Secretary of the U.S. Treasury and (iii) pay a tax equal to the greater of  $50,000 or the product of the highest U.S. federal corporate tax rate and the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT.
We believe that the assets that we may hold will satisfy the foregoing asset test requirements. We will monitor the status of our assets and our future acquisition of assets to ensure that we comply with those requirements, but we cannot assure you that we will be successful in this effort. No independent appraisals will be obtained to support our estimates of and conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that support our assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, no assurance can be given that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.
Distribution Requirements
Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:
•
the sum of

•
90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and

•
90% of our after-tax net income, if any, from foreclosure property,

minus
•
the sum of certain items of non-cash income.

We must make such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:
•
85% of our REIT ordinary income for such year,

•
95% of our REIT capital gain income for such year, and

•
any undistributed taxable income from prior periods, we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay income tax on the net long term capital gain we recognize in a taxable year. See “— Taxation of U.S. Holders - Taxation of Taxable U.S. Holders on Distributions on Series A Preferred Stock.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the REIT distribution requirements and the 4% nondeductible excise tax described above.
We intend to make timely distributions in the future sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.
It is possible that, from time to time, we may experience timing differences between the actual receipt of cash, including distributions from our subsidiaries, and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:
•
Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

•
We will recognize taxable income in advance of the related cash flow with respect to our investments that are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

•
We may acquire investments that are treated as having “market discount” for U.S. federal income tax purposes, because the investments are debt instruments that we acquire for an amount less than their principal amount. We do not intend to elect to recognize market discount currently. Under the market discount rules, we may be required to treat portions of gains on sale of market discount bonds as ordinary income and may be required to include some amounts of principal payments received on market discount bonds as ordinary income. The recognition of market discount upon receipt of principal payments results in an acceleration of the recognition of taxable income to periods prior to the receipt of the related economic income. Further, to the extent that such an investment does not fully amortize according to its terms, we may never receive the economic income attributable to previously recognized market discount.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and/or the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds, sell assets or make taxable distributions of our shares or debt securities.

We may satisfy the 90% distribution test with taxable distributions of our shares or debt securities. The IRS has issued a revenue procedure authorizing publicly offered REITs to treat certain distributions that are paid partly in cash and partly in shares as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes.
Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest and may be required to pay a penalty to the IRS based upon the amount of any deduction we take for deficiency dividends.
Recordkeeping Requirements
We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request, on an annual basis, information from our stockholders designed to disclose the actual ownership of our outstanding shares. We intend to comply with these requirements.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of  $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”
If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current or accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Subject to certain limitations of the
U.S. federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and stockholders taxed at individual rates might be eligible for the reduced U.S. federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.
Taxable Mortgage Pools and Excess Inclusion Income
An entity, or a portion of an entity, may be classified as a TMP under the Code if  (i) substantially all of its assets consist of debt obligations or interests in debt obligations, (ii) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates, (iii) the entity has issued debt obligations (liabilities) that have two or more maturities, and (iv) the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our future financing and securitization arrangements may give rise to TMPs, with the consequences as described below.
Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. We enter into transactions that could result in us or a portion of our assets being treated as a TMP for U.S. federal income tax purposes. Specifically, we may securitize our assets and such securitizations may result in us owning interests in a TMP. If we (or any Subsidiary REIT) do not own 100% of the equity of such a securitization, we may be precluded from holding equity interests in such a securitization. Accordingly, our Subsidiary REIT is precluded from selling to outside investors equity interests in such securitizations or from selling any debt securities issued in connection with such securitizations that might be considered to be equity interests for U.S. federal income tax purposes.
If a REIT owns, directly or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes 100% of the equity interests in the TMP, the TMP will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would generally, except as described below, be limited to the REIT’s stockholders.
The U.S. Treasury has not yet issued regulations to govern the treatment of stockholders of a REIT, a portion of which is a TMP, as described below. A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, however, will be treated as “excess inclusion income.”
The REIT’s excess inclusion income would be allocated among its stockholders. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction under any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. See “—Taxation of U.S. Holders” and “— Taxation of Non-U.S. Holders.” Under IRS guidance, to the extent that excess inclusion income is allocated from a TMP to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as government entities), the REIT will be subject to tax on this income at the corporate tax rate. In that case, the REIT could reduce distributions to such stockholder by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Treasury Regulations provide that such a reduction in distributions would not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “— Distribution Requirements.” Our charter does not provide us the ability to reduce distributions to the stockholder whose status caused that tax to be imposed, and therefore, we will bear such tax as a general corporate expense.
The manner in which excess inclusion income is calculated is not clear under current law. As required by IRS guidance, we intend to make such determinations based on what we believe to be a reasonable method. However, there can be no assurance that the IRS will not challenge our method of making any such determinations. If the IRS were to disagree with any such determinations made or with the method used by us, the amount of any excess inclusion income required to be taken into account by one or more stockholders (as described above) could be significantly increased. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.
Taxation of U.S. Holders
The term “U.S. holder” means a beneficial owner of our shares of Series A Preferred Stock that, for U.S. federal income tax purposes, is:
•
a citizen or resident of the United States;

•
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its States or the District of Columbia;

•
an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
any trust if  (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our shares of Series A Preferred Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership and certain determinations made at the partner level. If you are a partner in a partnership holding our shares of Series A

Preferred Stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our shares of Series A Preferred Stock by the partnership.
Taxation of Taxable U.S. Holders on Distributions on Series A Preferred Stock
As long as we qualify as a REIT, a taxable U.S. holder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. In addition, for taxable years beginning after December 31, 2017 and before January 1, 2026, U.S. holders that are individuals, trusts and estates generally will be entitled to up to a 20% pass-through deduction with respect to that ordinary dividend income for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), provided that certain holding period requirements have been met. Corporate U.S. holders are not entitled to the pass-through deduction or the dividends-received deduction with respect to our distributions. A noncorporate U.S. holder’s ability to claim the deduction equal to 20% of qualifying dividends received may be limited by the U.S. holder’s particular circumstances. In addition, for any noncorporate U.S. holder that claims a deduction in respect of qualifying dividends, the maximum threshold for the accuracy-related penalty with respect to substantial understatements of income tax could be reduced from 10% to 5%.
The maximum tax rate for qualified dividend income received by taxpayers taxed at individual rates is 20%. Qualified dividend income generally includes dividends paid to U.S. holders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “—Taxation of Our Company” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income.
As a result, subject to the discussion above concerning the 20% pass-through deduction, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. For taxable years beginning after December 31, 2017 and before January 1, 2026, the highest marginal individual income tax rate on ordinary income is 37%. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from certain non-REIT corporations (e.g., dividends from any domestic TRSs), (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income) and (iii) attributable to income in the prior taxable year from the sales of  “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. holder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our shares of Series A Preferred Stock become ex-dividend. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from us.
A U.S. holder generally will take into account distributions that we properly designate as capital gain dividends as long-term capital gain, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. holder has held our shares of Series A Preferred Stock. Dividends designated as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. A corporate U.S. holder may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.
We may elect to retain and pay income tax on the net long-term capital gain that we recognize in a taxable year. In that case, to the extent we designate such amount on a timely notice to such stockholder, a U.S. holder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. holder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. holder would increase the basis in its shares of Series A Preferred Stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.
A U.S. holder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. holder’s shares of Series A Preferred Stock. Instead, the distribution will reduce the adjusted basis of such shares of Series A Preferred Stock. A U.S. holder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. holder’s adjusted basis in his or her shares of Series A Preferred Stock as long-term capital gain, or short-term capital gain if the shares of Series A Preferred Stock have been held for one year or less, assuming the shares of Series A Preferred Stock are a capital asset in the hands of the U.S. holder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. holder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. holder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year, as described in “— Distribution Requirements.”
Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income.
Taxable distributions from us and gain from the disposition of our shares of Series A Preferred Stock will not be treated as passive activity income and, therefore, a U.S. holder generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which such U.S. holder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our shares of Series A Preferred Stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.
We may recognize taxable income in excess of our economic income, known as phantom income, in the first years that we hold certain investments, and experience an offsetting excess of economic income over our taxable income in later years. As a result, U.S. holders at times may be required to pay U.S. federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for U.S. federal income tax purposes. Taking into account the time value of money, this acceleration of U.S. federal income tax liabilities may reduce a U.S. holder’s after-tax return on his or her investment to an amount less than the after-tax return on an investment with an identical before-tax rate of return that did not generate phantom income.
If excess inclusion income from a TMP or REMIC residual interest is allocated to any U.S. holder, that income will be taxable in the hands of the U.S. holder and would not be offset by any net operating losses of the U.S. holder that would otherwise be available. See “— Taxable Mortgage Pools and Excess Inclusion Income.”
Taxation of Taxable U.S. Holders on the Disposition, Redemption or Conversion of Series A Preferred Stock
In general, a U.S. holder must treat any gain or loss realized upon a taxable disposition of our shares of Series A Preferred Stock as long-term capital gain or loss if the U.S. holder has held such shares of Series A Preferred Stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. holder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. holder’s adjusted tax basis. A holder’s adjusted tax basis generally will equal the U.S. holder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder (discussed above) less tax deemed paid by such U.S. holder on such gains and reduced by any returns of capital. However, a U.S. holder must treat any loss upon a sale or exchange of shares of Series A Preferred Stock held by such holder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. holder treats as long term capital gain. All or a portion of any loss that a U.S. holder realizes upon a taxable disposition of our shares of Series A Preferred Stock may be disallowed if the U.S. holder purchases our shares of Series A Preferred Stock (or substantially similar shares of Series A Preferred Stock) within 30 days before or after the disposition.
A redemption of shares of our Series A Preferred Stock will be treated by operation of Section 302(b) of the Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits, generally at ordinary income rates, unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares of capital stock. The redemption will be treated as a sale or exchange if it:
•
is “substantially disproportionate” with respect to the U.S. holder;

•
results in a “complete termination” of the U.S. holder’s capital stock interest in us; or

•
is “not essentially equivalent to a dividend” with respect to the U.S. holder.

In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, must generally be taken into account. Because the determination as to whether any of the alternative tests will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, investors are advised to consult their tax advisors to determine such tax treatment.
If a redemption of shares of our Series A Preferred Stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. holder’s adjusted tax basis in the redeemed shares of the Series A Preferred Stock for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. With respect to a redemption of our capital stock that is treated as a distribution but that is not otherwise taxable as a dividend because it exceeds our earnings and profits, the method by which a U.S. holder must reduce its basis is uncertain in situations where the U.S. holder owns different blocks of stock that were acquired at different prices and thus have different bases. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption of the Series A Preferred Stock.
If a redemption of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described for dispositions above.
Upon the occurrence of a certain changes of control, each holder of Series A Preferred Stock will have the right (unless, generally, prior to the date of the change in control, we have provided notice of our election to redeem some or all of the shares of the Series A Preferred Stock held by such holder, in which case such holder will have the right only with respect to shares of Series A Preferred Stock that are not called for redemption) to convert some or all of such holder’s Series A Preferred Stock into shares of our common stock (or generally certain alternative conversion consideration, as applicable). A U.S. holder generally will not recognize gain or loss upon the conversion of preferred stock into shares of our common stock. A U.S. holder’s tax basis and holding period in the shares of common stock received upon conversion generally will be the same as those of the converted Series A Preferred Stock (but the tax basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash).
Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share of common stock deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. holder has held the Series A Preferred Stock for more than one year.
Any common stock received on conversion in exchange for accrued and unpaid dividends on the Series A Preferred Stock generally will be treated as a distribution by us, and subject to tax treatment of distributions as described above.
In addition, if a U.S. holder receives certain alternative conversion consideration (in lieu of shares of our common stock) in connection with the conversion of the U.S. holder’s shares of Series A Preferred Stock, the tax treatment of the receipt of any such other consideration will depend on the nature of the consideration and the structure of the transaction that gives rise to the change of control, and it may be a taxable exchange. U.S. holders converting their shares of their Series A Preferred Stock should consult their tax advisors regarding the U.S. federal income tax consequences of any such conversion and of the ownership and disposition of the consideration received upon any such conversion.

Capital Gains and Losses
A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The maximum tax rate on long-term capital gain applicable to U.S. holders taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of  “section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gains or the accumulated depreciation on the Section 1250 property. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of our shares of Series A Preferred Stock.
With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we will designate whether such a distribution is taxable to U.S. holders taxed at individual rates at a 20% or 25% rate. For taxable years beginning after December 31, 2017 and before January 1, 2026, the maximum tax rate for U.S. holders taxed at individual rates is 37%. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses, including capital losses recognized upon the disposition of our shares. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of  $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
Information Reporting Requirements and Withholding
We or the applicable withholding agent will report to U.S. holders and to the IRS the amount and the tax character of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to distributions unless such holder:
•
is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•
provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. holder who does not provide the applicable withholding agent with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. holder’s income tax liability. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the U.S. holder’s U.S. federal income tax liability if certain required information is timely furnished to the IRS. U.S. holders are urged to consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding. In addition, the applicable withholding agent may be required to withhold a portion of distributions to any U.S. holders who fail to certify their U.S. status.
Taxation of Non-U.S. Holders
The term “non-U.S. holder” means a beneficial owner of our shares of Series A Preferred Stock that is not a U.S. holder or a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes). The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state and local income tax laws on ownership of our shares of Series A Preferred Stock, including any reporting requirements.
For most non-U.S. holders, investment in a REIT that invests principally in mortgage loans is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most non-U.S. holders to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not.
A non-U.S. holder that receives a distribution from us that is not attributable to gain from our sale or exchange of  “United States real property interests,” as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. Reduced treaty rates are not available to the extent that income is attributable to our excess inclusion income allocable to the non-U.S. holder. See “— Taxable Mortgage Pools and Excess Inclusion Income.” If a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the distribution will not incur the 30% withholding tax, but the non-U.S. holder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. holder. In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares of Series A Preferred Stock. It is expected that the applicable withholding agent will withhold U.S. income tax at the rate of 30% on the gross amount of any distribution that we do not designate as a capital gain distribution or retained capital gain and is paid to a non-U.S. holder unless either:
•
a lower treaty rate applies and the non-U.S. holder files with the applicable withholding agent an IRS Form W-8BEN or IRS Form W-8BEN-E evidencing eligibility for that reduced rate, or

•
the non-U.S. holder files with the applicable withholding agent an IRS Form W-8ECI claiming that the distribution is effectively connected income.

Capital gain dividends received or deemed received by a non-U.S. holder from us that are not attributable to gain from our sale or exchange of  “United States real property interests,” as defined below, are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. holder’s investment in our shares of Series A Preferred Stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder (in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain) or (2) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. holder will be subject to a 30% tax on the individual’s net capital gain for the year).
A non-U.S. holder will not incur tax on a distribution on the shares of Series A Preferred Stock in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted tax basis of its shares of Series A Preferred Stock. Instead, the excess portion of the distribution will reduce such non-U.S. holder’s adjusted tax basis of its shares of Series A Preferred Stock. A non-U.S. holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its shares of Series A Preferred Stock, if the non-U.S. holder otherwise would be subject to tax on gain from the sale or disposition of its shares of Series A Preferred Stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, it is expected that the applicable withholding agent normally will withhold tax on the entire amount of any distribution at the same rate applicable to withholding on a dividend. However, a non-U.S. holder may obtain a refund of amounts that the applicable withholding agent withheld if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
For any year in which we qualify as a REIT, a non-U.S. holder may incur tax on distributions that are attributable to gain from our sale or exchange of ”United States real property interests” under special provisions of the U.S. federal income tax laws known as “FIRPTA.” The term “United States real property interests” includes interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. The term “United States real property interests” generally does not include mortgage loans. Under the FIRPTA rules, a non-U.S. holder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with a U.S. business of the non-U.S. holder. A non-U.S. holder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate holder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless a non-U.S. holder qualifies for the exception described in the next paragraph, or is a qualified shareholder or a qualified foreign pension fund (both as defined below), the applicable withholding agent must withhold 21% of any such distribution that we could designate as a capital gain dividend. A non-U.S. holder may receive a credit against such holder’s tax liability for the amount withheld.
Capital gain distributions on our shares of Series A Preferred Stock that are attributable to our sale of real property will be treated as ordinary dividends, rather than as gain from the sale of a United States real property interest, if  (i) our shares of Series A Preferred Stock are “regularly traded” on an established securities market in the United States and (ii) the non-U.S. holder does not own more than 10% of our shares of Series A Preferred Stock during the one-year period preceding the distribution date. As a result, non-U.S. holders generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We believe that our Series A Preferred Stock will be treated as being regularly traded on an established securities market in the United States. If our Series A Preferred Stock is not regularly traded on an established securities market in the United States or the non-U.S. holder owned more than 10% of our Series A Preferred Stock at any time during the one-year period prior to the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA. Moreover, if a non-U.S. holder disposes of our Series A Preferred Stock during the 30-day period preceding a dividend payment, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our Series A Preferred Stock within 61 days of the 1st day of the 30 day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder will be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.
In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our Series A Preferred Stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Distributions received by a “qualified foreign pension fund” that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
A non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our shares of Series A Preferred Stock as long as we are not a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are United States real property interests, then the REIT will be a United States real property holding corporation. We believe we are not currently a United States real property holding corporation. If we were treated as a United States real property holding corporation, gains from the sale of our shares of Series A Preferred Stock by a non-U.S. holder could be subject to a FIRPTA tax. However, a non-U.S. holder generally would not incur tax under FIRPTA on gain from the sale of our shares of Series A Preferred Stock if we were a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. persons. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person.
If our Series A Preferred Stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to our Series A Preferred Stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. holder sells our Series A Preferred Stock. Under that exception, the gain from such a sale by such a non-U.S. holder will not be subject to tax under FIRPTA if  (i) our Series A Preferred Stock is treated as being regularly traded under applicable Treasury Regulations on an established securities market and (ii) the non-U.S. holder owned, actually or constructively, 10% or less of our Series A Preferred Stock at all times during a specified testing period. As noted above, we believe that our Series A Preferred Stock will be treated as being regularly traded on an established securities market in the United States. If the gain on the sale of our Series A Preferred Stock were taxed under FIRPTA, a non-U.S. holder would be taxed on that gain in the same manner as U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.
In addition, dispositions of our Series A Preferred Stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our Series A Preferred Stock. An actual or deemed disposition of our Series A Preferred Stock by such shareholders may also be treated as a dividend. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
The U.S. federal tax implications of a redemption or conversion of our Series A Preferred Stock described above under “Taxation of U.S. Holders — Redemption or Conversion of Series A Preferred Stock” are generally applicable to non-U.S. holders of our Series C Preferred Stock.
Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. holder provided that the non-U.S. holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if the applicable withholding agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the United States by a non-U.S. holder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. holder of shares of Series A Preferred Stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. holder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability if certain required information is timely furnished to the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.
Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective stockholders are urged to consult with their own tax advisors regarding the effect of potential changes to the U.S. federal tax laws on an investment in our shares of Series A Preferred Stock.
Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act, or FATCA, imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, or Withholdable Payments, if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a stockholder), unless such institution enters into an agreement with Treasury to collect and provide to Treasury certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a stockholder may be eligible for refunds or credits of such taxes.
Under proposed Treasury Regulations on which taxpayers may rely, FATCA withholding does not apply to gross proceeds from the sale or other disposition of our shares. If we determine withholding is appropriate with respect to a Withholdable Payment, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our Series A Preferred Stock.
State, Local and Foreign Taxes
We and/or our subsidiaries and holders of our Series A Preferred Stock may be subject to taxation by various states, localities or foreign jurisdictions, including those in which we, our subsidiaries, or holders of our Series A Preferred Stock transact business, own property or reside. We or our subsidiaries may own properties located in numerous jurisdictions and may be required to file tax returns in some or all of those jurisdictions. The state, local and foreign tax treatment of us and holders of our Series A Preferred Stock may differ from the U.S. federal income tax treatment of us and holders of our common Series A Preferred Stock described above. Consequently, prospective purchasers of our Series A Preferred Stock should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws upon an investment in our shares of Series A Preferred Stock.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. PLAN INVESTORS
Subject to the following discussion, the Series A Preferred Stock may be acquired by (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, (ii) a plan (as defined in Section 4975 of the Code), which is subject to Section 4975 of the Code (including IRAs and Keogh plans) or (iii) any entity or account deemed to hold plan assets of any of the foregoing (each such plan, account and entity described above is referred to herein as a “Plan”), or any plan that is subject to any federal, state, local or other law that is substantially similar Title I of ERISA or Section 4975 of the Code (“Similar Law”). This summary is based on current provisions of ERISA and the Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment. Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of such Plan. In addition, Title I of ERISA requires fiduciaries of a Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the fiduciary and prohibited transaction provisions of ERISA or Section 4975 of the Code. However, such plans may be subject to similar restrictions under Similar Law.
In considering an investment in the Series A Preferred Stock using the assets of any Plan or plan subject to Similar Law, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Code or Similar Law relating to a fiduciary’s duties to the plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and Similar Law.
The acquisition and/or holding of the Series A Preferred Stock by or on behalf of a Plan could be considered to give rise to a prohibited transaction if we are or become, or another party involved with this offering is or becomes, a party in interest or a disqualified person with respect to such Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the Series A Preferred Stock by a Plan depending on the type and circumstances of the Plan fiduciary making the decision to acquire such Series A Preferred Stock and the relationship of the party in interest or disqualified person to the Plan. Included among these exemptions are:
•
Prohibited Transaction Class Exemption (“PTCE”) 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•
PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•
PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

•
PTCE 95-60, an exemption for certain transactions involving certain insurance company general accounts; and

•
PTCE 96-23, an exemption for certain transactions managed by in-house asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide statutory exemptive relief for certain arm’s-length transactions with a person that is a party in interest or disqualified person solely by reason of providing services to a Plan or being an affiliate of such a service provider. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the Series A Preferred Stock, and prospective acquirers that are Plans should consult with their legal advisors regarding the applicability of any such exemption.

Plan Asset Considerations
In addition to considering whether the purchase of Series A Preferred Stock is a prohibited transaction, a fiduciary of a Plan should consider whether the Plan will, by investing in Series A Preferred Stock, be deemed to own an undivided interest in our assets, with the result that our management also would be a fiduciary of the Plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code.
The U.S. Department of Labor regulation found at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”) provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Plan when the Plan invests in that entity. Under the Plan Assets Regulation, the assets of an entity in which a Plan makes an equity investment will generally be deemed to be assets of the Plan, unless one of the exceptions to this general rule applies.
Under the Plan Assets Regulation, if the equity interests acquired by the Plan are “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:
•
sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•
part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•
“freely transferable.”

Our shares of Series A Preferred Stock are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and are part of a class that will be registered under the Securities Exchange Act of 1934 within the specified period. In addition, we anticipate having in excess of 100 independent stockholders; however, having 100 independent stockholders is not a condition to our selling shares in this offering.
Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:
•
any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•
any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•
any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•
any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

The Series A Preferred Stock has been established with the intent to satisfy the “freely transferable” requirement set forth in the Plan Assets Regulation, however, there is no assurance that our shares of Series A Preferred Stock will meet such requirement. Accordingly, we cannot provide any assurance that the Series A Preferred Stock will, in fact, meet the requirements for such exception.

Representation
By acquiring any shares of our Series A Preferred Stock, each purchaser and subsequent transferee of a share will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the shares constitutes assets of any Plan or a plan subject to Similar Law or (ii) the purchase and holding of the shares by such purchaser or transferee will not constitute a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Law.
The sale of shares of our Series A Preferred Stock to a Plan or plan subject to Similar Law is in no respect a representation by us or any other person associated with the offering that such an investment meets all relevant legal requirements with respect to investments by Plans or plans subject to Similar Law generally or any particular Plan or plan subject to Similar Law, or that such an investment is appropriate for Plans or plans subject to Similar Law generally or any particular Plan or plan subject to Similar Law.
The preceding discussion is only a summary of certain ERISA and Code implications of an investment in the securities and does not purport to be complete. Prospective investors should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances.
Each purchaser or transferee that is or is acting on behalf of a Plan or a plan subject to Similar Law should consult with its legal advisor concerning the potential consequences to the Plan or plan subject to Similar Law under ERISA, Section 4975 of the Code or applicable Similar Law of an investment in our shares of Series A Preferred Stock.

UNDERWRITING
Piper Sandler & Co. and Raymond James & Associates, Inc. are acting as the representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us, our Manager and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of Series A Preferred Stock set forth opposite its name below.
Underwriter	Number of Shares
Piper Sandler & Co.
Raymond James & Associates, Inc.

Total
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of the Series A Preferred Stock sold under the underwriting agreement if any of these shares of Series A Preferred Stock are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares of the Series A Preferred Stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Underwriting Discounts and Expenses
The representatives have advised us that the underwriters propose initially to offer the shares of the Series A Preferred Stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $      per share. After this offering, the public offering price, concession or any other term of this offering may be changed.
The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount(1)
Proceeds, before expenses, to us	$	$	$

(1)
Excludes certain other compensation payable to the underwriters.

The estimated expenses of this offering payable by us, exclusive of the underwriting discount, are approximately $    . We have agreed to reimburse the underwriters for the legal fees and other reasonable disbursements of counsel for the underwriters in connection with any required Blue Sky filings and the filing for review of the public offering of the Series A Preferred Stock by the Financial Industry Regulatory Authority, Inc. (up to $10,000 collectively). In addition, we have agreed to reimburse the underwriters for their other reasonable out-of-pocket expenses incurred in connection with this offering in an amount not exceeding $100,000.

Over-Allotment Option
We have granted an option to the underwriters to purchase up to           additional shares of the Series A Preferred Stock at the public offering price, less the underwriting discount and an amount per share equal to any dividends or distributions declared by us and payable on the shares of Series A Preferred Stock offered hereby but not payable on such additional shares. The underwriters may exercise this option at any time or from time to time for 30 days from the date of this prospectus solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of the Series A Preferred Stock proportionate to that underwriter’s initial amount reflected in the above table.
No Sales of Similar Securities
We have agreed that, for a period of 60 days from the date of this prospectus, we will not, without the prior written consent of the representatives on behalf of the underwriters, issue, offer, pledge, sell, contract to sell, or otherwise dispose of any shares of the Series A Preferred Stock or any shares of preferred stock ranking on parity with or senior to the Series A Preferred Stock or any securities convertible into or exercisable or exchangeable for Series A Preferred Stock or shares of preferred stock ranking on parity with or senior to the Series A Preferred Stock; enter into any swap or other arrangement that transfers any of the economic consequences of ownership of the Series A Preferred Stock or such parity or senior preferred stock; publicly file any registration statement relating to the offering of any shares of Series A Preferred Stock or any shares of preferred stock ranking on parity with or senior to the Series A Preferred Stock (other than a registration statement on Form S-3 to register certain of our securities, including shares of our preferred stock, provided that no shares of Series A Preferred Stock or any shares of preferred stock ranking on parity with or senior to the Series A Preferred Stock are offered and sold during the 60-day lock-up period); or publicly announce an intention to effect any such transaction.
Listing
We intend to list the Series A Preferred Stock on the NYSE under the symbol “LFTPrA.”
Price Stabilization, Short Positions and Penalty Bids
Until the distribution of our shares of Series A Preferred Stock is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our securities. However, the underwriters may engage in transactions that stabilize the price of our securities, such as bids or purchases to peg, fix or maintain that price.
In connection with this offering, the underwriters may purchase and sell our securities in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares of our securities than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ overallotment option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option or purchasing shares in the open market. In determining the source of shares of our securities to close out the covered short position, the underwriters will consider, among other things, the price of shares of our securities available for purchase in the open market as compared to the price at which they may purchase shares of our securities through the option. “Naked” short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares of our securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our securities in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of our securities made by the underwriters in the open market prior to the completion of this offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the OTC market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. The underwriters may allocate a limited number of shares of the Series A Preferred Stock for sale to their online brokerage customers. An electronic prospectus may be available on the websites maintained by the underwriters. Other than the prospectus in electronic format, the information on the underwriters’ websites is not part of this prospectus.
Other Relationships
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Settlement
We expect that delivery of the Series A Preferred Stock will be made to investors on or about the fifth business day following the date of this prospectus (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of Series A Preferred Stock prior to their delivery will be required, by virtue of the fact that the shares of Series A Preferred Stock initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Series A Preferred Stock who wish to trade the Series A Preferred Stock prior to their date of delivery hereunder should consult their advisors.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Mayer Brown LLP. Certain matters of Maryland law relating to this offering will be passed upon for us by Miles & Stockbridge P.C. Certain legal matters in connection with this offering will be passed upon for the underwriters by Morrison & Foerster LLP.
EXPERTS
The consolidated financial statements of Lument Finance Trust, Inc. as of December 31, 2020 and 2019, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act.
We will provide to each person, including any beneficial owner, to whom our prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into our prospectus but not delivered with our prospectus. To receive a free copy of any of the documents incorporated by reference in our prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:
Lument Finance Trust, Inc.
c/o Lument Investment Management
230 Park Avenue, 23rd Floor
New York, New York 10169
Attn: Charles Duddy, Managing Director
(212)-521-6441
We maintain a website at www.lumentfinancetrust.com. Information contained on, or accessible through our website is not incorporated by reference into and does not constitute a part of this prospectus or any other report or documents we file with or furnish to the SEC.
We have filed with the SEC a Registration Statement on Form S-11, including exhibits, schedules and amendments thereto, of which this prospectus is a part, under the Securities Act with respect to the shares of the Series A Preferred Stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of the Series A Preferred Stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC’s website, www.sec.gov.

       Shares
Lument Finance Trust, Inc.
    % Series A Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 per share)
PROSPECTUS
Piper Sandler
Raymond James
           , 2021

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 31.   Other Expenses of Issuance and Distribution.
The following table sets forth the expenses (other than underwriting discounts and commissions) we will incur in connection with the issuance and distribution of the securities to be registered pursuant to this registration statement. All amounts other than the SEC registration fee and FINRA filing fee have been estimated.
SEC registration fee	$5,455
FINRA filing fee	8,000
NYSE listing fee	*
Printing and mailing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent fees	*
Miscellaneous	*
Total	$13,455

*
To be provided by amendment.

Item 32.   Sales to Special Parties.
None.
Item 33.   Recent Sales of Unregistered Securities
None.
Item 34.   Indemnification of Directors and Officers.
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.
The MGCL requires us to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•
any individual who is a present or former director or officer of ours and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of ours and at our request, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served as a predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 35.   Treatment of Proceeds from Stock Being Registered.
Not applicable.
Item 36.   Financial Statements and Exhibits
(a)   Financial Statements.   The financial statements set forth in the documents that are incorporated by reference as part of the prospectus included in this registration statement are set forth in the section of the prospectus entitled “Incorporation by Reference.”
(b)   Exhibits.   See Exhibit Index below.
Item 37.   Undertakings
(a)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(b)
The undersigned Registrant hereby further undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX
The following exhibits are included in this registration statement on Form S-11 (and are numbered in accordance with Item 601 of Regulation S-K).
Exhibit No.	Document
1.1	Form of Underwriting Agreement.**
3.1
Amended and Restated Articles of Incorporation of Five Oaks Investment Corp. (incorporated by reference to Exhibit 3.1 to Five Oaks Investment Corp. Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 (File No. 001-35845), which was filed with the Securities and Exchange Commission on May 3, 2013 (the “2013 1st Quarter 10-Q”)).

3.2
Articles Supplementary, designating the Series A Cumulative Redeemable Preferred Stock (Liquidation Preference $25.00 per share) (incorporated by reference to Exhibit 3.1 to Five Oaks Investment Corp. Current Report on Form 8-K (File No. 001-35845), which was filed with the Securities and Exchange Commission on December 23, 2013).

3.3
Articles of Amendment, increasing the aggregate number of authorized shares of Series A Cumulative Redeemable Preferred Stock (Liquidation Preference $25.00 per share) (incorporated by reference to Exhibit 3.2 to Five Oaks Investment Corp. Current Report on Form 8-K (File No. 001-35845), which was filed with the Securities and Exchange Commission on May 27, 2014).

3.4
Third Amended and Restated Bylaws of Hunt Companies Finance Trust, Inc. (incorporated by reference to Exhibit 3.4 to Hunt Companies Finance Trust, Inc. Annual Report on Form 10-K (File No. 001-35845), which was filed with the Securities and Exchange Commission on March 18, 2019).

3.5
Articles Supplementary, dated as of February 15, 2019, of Hunt Companies Finance Trust, Inc. reclassifying shares of the Series A Cumulative Redeemable Preferred Stock (Liquidation Preference $25.00 per share as authorized and unissued shares of preferred stock) (incorporated by reference to Exhibit 3.1 to Hunt Companies Finance Trust, Inc. Current Report on Form 8-K (File No. 001-35845), which was filed with the Securities and Exchange Commission on February 19, 2019).

3.6	Form of Articles Supplementary for Series A Cumulative Redeemable Preferred Stock (Liquidation Preference $25.00 per share).**
4.1
Specimen Common Stock Certificate of Five Oaks Investment Corp. (incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 1 to Five Oaks Investment Corp. Registration Statement on Form S-11 (File No. 333-185570), which was filed with the Securities and Exchange Commission on January 22, 2013 (“Pre-Effective Amendment No. 1”)).

4.2
Warrant Termination Agreement, dated as of January 18, 2018, by and between Five Oaks Investment Corp. and XL Investments Ltd. (incorporated by reference to Exhibit 4.1 to Five Oaks Investment Corp. Current Report on From 8-K (File No. 0001-35845), which was filed with the Securities and Exchange Commission on January 18, 2018).

4.3
Description of Securities incorporated by reference to Exhibit 4.4 to Hunt Companies Finance Trust, Inc. Annual Report on Form 10-K (File No. 001-35845), which was filed with the Securities and Exchange Commission on March 16, 2020.

4.4
Indenture, dated August 20, 2018 (including form of Notes) (incorporated by reference to Exhibit 10.1 to Hunt Companies Finance Trust, Inc. Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018 (File No. 001-35845), which was filed with the Securities and Exchange Commission on November 14, 2018).

5.1	Opinion of Miles & Stockbridge P.C. as to the legality of the securities being registered.**
8.1	Opinion of Mayer Brown LLP as to certain tax matters.**
10.1†	Five Oaks Investment Corp. Manager Equity Plan (incorporated by reference to Exhibit 10.5 to Pre-Effective Amendment No. 1).

Exhibit No.	Document
10.2	Trademark License Agreement, dated as of September 6, 2012, between Oak Circle Capital Partners LLC and Five Oaks Investment Corp. (incorporated by reference to Exhibit 10.6 filed with the DRS).
10.3
Form of Indemnification Agreement (incorporated by reference to Exhibit 10.6 to Five Oaks Investment Corp. Annual Report on Form 10-K for the year ended December 31, 2015 (File No. 001-35845), which was filed with the Securities and Exchange Commission on March 23, 2016).

10.4
Amended and Restated Letter Agreement, dated as of January 21, 2013, between Five Oaks Investment Corp. and XL Investments Ltd, regarding the appointment of a board observer by XL Investments Ltd (incorporated by reference to Exhibit 10.8 to Pre-Effective Amendment No. 1).

10.5
Registration Rights Agreement, dated as of January 18, 2018, by and between Five Oaks Investment Corp. and Hunt Companies Equity Holdings, LLC (incorporated by reference to Exhibit 10.3 to Five Oaks Investment Corp. Current Report on Form 8-K (File No. 001-35845), which was filed with the Securities and Exchange Commission on January 18, 2018).

10.6
Shareholder Agreement, dated as of January 18, 2018, by and between Five Oaks Investment Corp. and Hunt Companies Equity Holdings, LLC (incorporated by reference to Exhibit 10.4 to Five Oaks Investment Corp. Current Report on Form 8-K (File No. 001-35845), which was filed with the Securities and Exchange Commission on January 18, 2018).

10.7
Membership Interest Purchase Agreement dated April 30, 2018 by and between Hunt Mortgage Group, LLC and the Five Oaks Investment Corp. (incorporated by reference to Exhibit 10.30 to Five Oaks Investment Corp. Quarterly Report on form 10-Q for the quarterly period ended March 31, 2018 (file No. 001-35845), which was filed with the Securities and Exchange Commission on May 10, 2018).

10.8
Credit and Guaranty Agreement, dated January 15, 2019, by and among Hunt Companies Finance Trust, Inc., as Borrower, Five Oaks Acquisition Corp. and Hunt CMT Equity, LLC, as guarantors, the lenders party thereto from time to time, Cortland Capital Market Services LLC, as the Administrative Agent and Cortland Capital Market Services LLC, as the Collateral Agent (incorporated by reference to Exhibit 10.1 to Hunt Companies Finance Trust, Inc. Current Report on Form 8-K (File No 001-35845), which was filed with the Securities and Exchange Commission on January 18, 2019).

10.9
First Amendment to Credit and Guaranty Agreement, dated as of February 13, 2019, among Hunt Companies Finance Trust, Inc., Five Oaks Acquisition Corp., Hunt CMT Equity, LLC, the lenders identified on the signature pages thereto and Cortland Capital Market Services LLC, as Administrative Agent for the Lenders and as the Collateral Agent for the Secured Parties(incorporated by reference to Exhibit 10.33 to Hunt Companies Finance Trust, Inc. Annual Report on Form 10-K (File No. 001-35845), which was filed with the Securities and Exchange Commission on March 18, 2019).

10.10
Management Agreement, dated as of January 3, 2020, by and between Hunt Companies Finance Trust, Inc. and OREC Investment Management, LLC (incorporated by reference to Exhibit 10.1 to Hunt Companies Finance Trust, Inc. Current Report on Form 8-K (File Management Agreement, dated as of January 3, 2020, by and between Hunt Companies Finance Trust, Inc. and OREC Investment Management, LLC (incorporated by reference to Exhibit 10.1 to Hunt Companies Finance Trust, Inc. Current Report on Form 8-K (File No. 001-35845), which was filed with the Securities and Exchange Commission on January 3, 2020).

10.11
Securities Purchase Agreement, dated as of January 3, 2020, by and between Hunt Companies Finance Trust, Inc. and OREC Investment Holdings, LLC (incorporated by reference to Exhibit 10.2 to Hunt Companies Finance Trust, Inc. Current Report on Form 8-K (File No. 001-35845), which was filed with the Securities and Exchange Commission on January 3, 2020).

Exhibit No.	Document
10.12
Registration Rights Agreement, dated as of January 3, 2020, by and between Hunt Companies Finance Trust, Inc. and OREC Investment Holdings, LLC (incorporated by reference to Exhibit 10.3 to Hunt Companies Finance Trust, Inc. Current Report on Form 8-K (File No. 001-35845), which was filed with the Securities and Exchange Commission on January 3, 2020).

10.13
Termination Agreement, dated as of January 3, 2020, by and between Hunt Companies Finance Trust, Inc. and Hunt Investment Management, LLC (incorporated by reference to Exhibit 10.4 to Hunt Companies Finance Trust, Inc. Current Report on Form 8-K (file No. 001-35845), which was filed with the Securities and Exchange Commission on January 3, 2020).

10.14
Second Amendment to Credit and Guaranty Agreement, dated as of July 9, 2020, among Hunt Companies Finance Trust, Inc., Five Oaks Acquisition Corp., Hunt CMT Equity, LLC, the lenders identified on the signature pages thereto and Cortland Capital Market Services LLC, as Administrative Agent for the Lenders and as Collateral Agent for the Secured Parties (incorporated by reference to Exhibit 10.1 to Hunt Companies Finance Trust, Inc. Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 (File No. 001-35845) which was filed with the Securities and Exchange Commission on August 7, 2020).

10.15
Purchase and Sale Agreement, dated as of August 5, 2020, by and among Hunt Companies Finance Trust, Inc. and OREC Structured Finance Co., LLC. (incorporated by reference to Exhibit 10.2 to Hunt Companies Finance Trust, Inc. Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 (File No. 001-35845) which was filed with the Securities and Exchange Commission on August 7, 2020).

10.16
Amendment No. 1 to Participation Agreements, dated as of August 5, 2020, by and among Hunt CRE 2017-FL1 Seller, LLC, Hunt CRE 2017-FL1, Ltd., ORIX Real Estate Capital Holdings, LLC and OREC Structured Finance Co., LLC. (incorporated by reference to Exhibit 10.3 to Hunt Companies Finance Trust, Inc. Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 (File No. 001-35845) which was filed with the Securities and Exchange Commission on August 7, 2020).

10.17
Amendment No.1 to Future Funding Agreement, dated as of August 5, 2020, by and among hunt CRE 2017-FL1 Seller, LLC, Hunt Commercial Mortgage Trust, ORIX Real Estate Capital Holdings, LLC, Wells Fargo National Association, as trustee, and OREC Structured Finance Co., LLC (incorporated by reference to Exhibit 10.4 to Hunt Companies Finance Trust, Inc. Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 (File No. 001-35845) which was filed with the Securities and Exchange Commission on August 7, 2020).

21.1
List of Subsidiaries of Lument Finance Trust, Inc. (incorporated by reference to Exhibit 21.1 to Lument Finance Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 (File No. 001-35845), which was filed with the Securities and Exchange Commission on March 15, 2021).

23.1	Consent of KPMG, LLP *
23.2	Consent of Miles & Stockbridge P.C. (included in Exhibit 5.1).**
23.3	Consent of Mayer Brown LLP (included in Exhibit 8.1).**

*
Filed herewith.

**
To be filed by amendment.

†
Management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, state of New York, on the 29th day of March, 2021.
LUMENT FINANCE TRUST, INC.
By:
/s/ James P. Flynn

Name:
James P. Flynn

Title:
Chairman of the Board and Chief Executive Officer

SPECIAL POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James P. Flynn and James A. Briggs, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any amendment or registration statement filed pursuant to Rule 462, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
NAME	CAPACITY	DATE
/s/ James P. Flynn James P. Flynn	Chairman of the Board and Chief Executive Officer	March 29, 2021
/s/ James A. Briggs James A. Briggs	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 29, 2021
/s/ Neil A. Cummins Neil A. Cummins	Director	March 29, 2021
/s/ James C. Hunt James C. Hunt	Director	March 29, 2021
/s/ William A. Houlihan William A. Houlihan	Director	March 29, 2021
/s/ Walter C. Keenan Walter C. Keenan	Director	March 29, 2021